EX-10.1
                                                                 Execution Copy


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                         CREDIT AND GUARANTEE AGREEMENT

                         Dated as of September 23, 1997

                                      among

                                   NBTY, INC.,
                                   A BORROWER,

                       HOLLAND & BARRETT HOLDINGS LIMITED,
                         AS FOREIGN SUBSIDIARY BORROWER,


                          The Several Lenders from Time
                             to Time Parties Hereto,
                                       and

                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT


                      ------------------------------------


                             CHASE SECURITIES INC.,
                                   AS ARRANGER






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[LOGO] CHASE

                                TABLE OF CONTENTS


                                                                           Page

SECTION 1.  DEFINITIONS......................................................  1
         1.1  Defined Terms..................................................  1
         1.2  Other Definitional Provisions.................................. 18

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
                    COMMITMENTS.............................................. 19
         2.1  Revolving Credit Commitments................................... 19
         2.2  Procedure for Revolving Credit Borrowing....................... 19
         2.3  Repayment of Revolving Credit Loans;
                      Evidence of Debt....................................... 20
         2.4  Termination or Reduction of Revolving
                      Credit Commitments..................................... 21
         2.5  Swing Line Commitment.......................................... 21

SECTION 3.  AMOUNT AND TERMS OF POUNDS STERLING
                    COMMITMENT............................................... 23
         3.1  Pounds Sterling Commitments.................................... 23
         3.2  Making the Pounds Sterling Loans............................... 23
         3.3  Repayment of Pounds Sterling Loans;
                      Evidence of Debt....................................... 24

SECTION 4.  LETTERS OF CREDIT................................................ 25
         4.1  Letters of Credit.............................................. 25
         4.2  Procedure for Issuance of Letters of Credit.................... 26
         4.3  Participating Interests........................................ 26
         4.4  Payments....................................................... 26
         4.5  Further Assurances............................................. 27
         4.6  Obligations Absolute........................................... 27
         4.7  Letter of Credit Application................................... 28
         4.8  Purpose of Letters of Credit................................... 28

SECTION 5.  GENERAL PROVISIONS............................................... 28
         5.1  Interest Rates and Payment Dates............................... 28
         5.2  Conversion and Continuation Options............................ 29
         5.3  Minimum Amounts of Tranches.................................... 30
         5.4  Optional and Mandatory Prepayments............................. 30
         5.5  Commitment Fees; Other Fees.................................... 31
         5.6  Computation of Interest and Fees............................... 32
         5.7  Inability to Determine Interest Rate........................... 32
         5.8  Pro Rata Treatment and Payments................................ 33
         5.9  Illegality..................................................... 35
         5.10  Requirements of Law........................................... 35
         5.11  Indemnity..................................................... 36
         5.12  Taxes......................................................... 37


                                       -i-
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         5.13  Use of Proceeds............................................... 39
         5.14  Change in Lending Office; Replacement of
                      Lender................................................. 39

SECTION 6.  REPRESENTATIONS AND WARRANTIES................................... 39
         6.1  Financial Condition............................................ 39
         6.2  No Change...................................................... 40
         6.3  Corporate Existence; Compliance with Law....................... 40
         6.4  Corporate Power; Authorization;
                      Enforceable Obligations................................ 41
         6.5  No Legal Bar................................................... 41
         6.6  No Material Litigation......................................... 41
         6.7  No Default..................................................... 41
         6.8  Ownership of Property; Liens................................... 41
         6.9  Intellectual Property.......................................... 42
         6.10  No Burdensome Restrictions.................................... 42
         6.11  Taxes......................................................... 42
         6.12  Federal Regulations........................................... 42
         6.13  ERISA......................................................... 43
         6.14  Investment Company Act; Other Regulations..................... 43
         6.15  Subsidiaries.................................................. 43
         6.16  Environmental Matters......................................... 43
         6.17  Solvency...................................................... 44
         6.18  Security Documents............................................ 44
         6.19  Accuracy of Information....................................... 45

SECTION 7.  CONDITIONS PRECEDENT............................................. 45
         7.1  Conditions to Closing Date..................................... 45
         7.2  Conditions to Each Extension of Credit......................... 48
         7.3  Conditions to Initial Extension of Credit
                      to the Foreign Subsidiary Borrower..................... 49

SECTION 8.  AFFIRMATIVE COVENANTS............................................ 50
         8.1  Financial Statements........................................... 50
         8.2  Certificates; Other Information................................ 51
         8.3  Payment of Obligations......................................... 52
         8.4  Maintenance of Existence....................................... 52
         8.5  Maintenance of Property; Insurance............................. 52
         8.6  Inspection of Property; Books and Records;
                      Discussions............................................ 52
         8.7  Notices........................................................ 52
         8.8  Environmental Laws ............................................ 53
         8.9  Additional Subsidiaries........................................ 53

SECTION 9.  NEGATIVE COVENANTS............................................... 54
         9.1  Financial Condition Covenants.................................. 54
         9.2  Limitation on Indebtedness..................................... 56
         9.3  Limitation on Liens............................................ 57
         9.4  Limitation on Guarantee Obligations............................ 58


                                      -ii-
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         9.5  Limitation on Fundamental Changes.............................. 59
         9.6  Limitation on Sale of Assets................................... 59
         9.7  Limitation on Dividends and Other
                      Restricted Payments.................................... 59
         9.8  Limitation on Capital Expenditures............................. 60
         9.9  Limitation on Investments, Loans and
                      Advances............................................... 60
         9.10  Limitation on Optional Payments and
                      Modifications of Debt Instruments...................... 60
         9.11  Limitation on Transactions with Affiliates.................... 60
         9.12  Limitation on Sales and Leasebacks............................ 61
         9.13  Limitation on Changes in Fiscal Year.......................... 61
         9.14  Limitation on Negative Pledge Clauses......................... 61
         9.15  Limitation on Lines of Business............................... 61

SECTION 10.  GUARANTEE....................................................... 61
         10.1  Guarantee..................................................... 61
         10.2  No Subrogation................................................ 62
         10.3  Amendments, etc. with respect to the
                      Foreign Subsidiary Obligations;
                      Waiver of Rights....................................... 62
         10.4  Guarantee Absolute and Unconditional.......................... 63
         10.5  Reinstatement................................................. 64
         10.6  Payments...................................................... 64

SECTION 11.  EVENTS OF DEFAULT............................................... 64

SECTION 12.  THE ADMINISTRATIVE AGENT AND THE ARRANGER....................... 68
         12.1  Appointment................................................... 68
         12.2  Delegation of Duties.......................................... 68
         12.3  Exculpatory Provisions........................................ 68
         12.4  Reliance by Administrative Agent.............................. 68
         12.5  Notice of Default............................................. 69
         12.6  Non-Reliance on Administrative Agent and
                      Other Lenders.......................................... 69
         12.7  Indemnification............................................... 70
         12.8  Administrative Agent in Its Individual
                      Capacity............................................... 70
         12.9  Successor Administrative Agent................................ 70
         12.10  Issuing Lender and Collateral Agent.......................... 71

SECTION 13.  MISCELLANEOUS................................................... 71
         13.1  Amendments and Waivers........................................ 71
         13.2  Notices....................................................... 72
         13.3  No Waiver; Cumulative Remedies................................ 73
         13.4  Survival of Representations and Warranties.................... 73
         13.5  Payment of Expenses and Taxes................................. 73
         13.6  Successors and Assigns; Participation and
                      Assignments............................................ 74
         13.7  Adjustments; Set-off.......................................... 76
         13.8  Counterparts.................................................. 77
         13.9  Severability.................................................. 77

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         13.10  Integration.................................................. 77
         13.11  GOVERNING LAW................................................ 77
         13.12  Submission to Jurisdiction; Waivers.......................... 77
         13.13  Acknowledgements............................................. 78
         13.14  WAIVERS OF JURY TRIAL........................................ 78
         13.15  Power of Attorney............................................ 78
         13.16  Judgment..................................................... 79
         13.17  Confidentiality.............................................. 79



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SCHEDULES:

   I         Commitments; Addresses
   II        Domestic Subsidiaries; Foreign Subsidiaries

   6.1       Contingent Liabilities
   6.6       Litigation
   6.8       Real Property Owned and Leased
   9.2       Existing Indebtedness
   9.3       Existing Liens
   9.4       Existing Guarantee Obligations


EXHIBITS:

   A-1       Form of Revolving Credit Note
   A-2       Form of Swing Line Note
   B         Form of Guarantee and Collateral Agreement
   C         Form of Swing Line Loan Participation
                 Certificate
   E         Form of Assignment and Acceptance
   F-1       Form of Opinion of Michael C. Duban
   F-2       Form of Opinion of Allen and Overy
   G         Form of Closing Certificate
   H         Form of Tax Certificate
   I         Form of Solvency Certificate

         CREDIT AND GUARANTEE AGREEMENT, dated as of September 23, 1997, among NBTY, INC., a Delaware corporation (the "COMPANY"), HOLLAND & BARRETT HOLDINGS LIMITED (the "FOREIGN SUBSIDIARY BORROWER" and together with the Company, the "BORROWERS"), the several banks and other financial institutions from time to time parties hereto (the "LENDERS") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (as hereinafter defined, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, on August 7, 1997, the Company acquired (the "HOLLAND & BARRETT ACQUISITION") all of the outstanding capital stock of Holland & Barrett Holdings Limited; and

         WHEREAS, the Borrowers have requested the Lenders to establish a $50,000,000 revolving credit facility (the "REVOLVING CREDIT FACILITY") pursuant to which revolving credit loans may be made, subject to the limits set forth herein, to the Borrowers and letters of credit may be issued under the Revolving Credit Facility for the account of the Borrowers; and

         WHEREAS, the proceeds of the Revolving Credit Facility will be used to refinance a portion of the interim indebtedness incurred in connection with the Holland & Barrett Acquisition and to finance the continuing operations of the Borrowers; and

         WHEREAS, the Lenders are willing to provide such Revolving Credit Facility but only on the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:


         SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ABR LOANS": Loans, the rate of interest applicable to which is based upon the Alternate Base Rate.

         "ACQUISITION": any transaction or series of related transactions by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or in a series of related transactions) at least (i) a majority (in number of votes) of the Capital Stock having ordinary voting power for the election of directors (or other managers) of any Person or (ii) a majority of the ownership interests in any Person.

         "ACQUISITION DOCUMENTS": all agreements, instruments or certificates delivered in connection with the Holland & Barrett Acquisition.

         "AFFILIATE": of any Person, (a) any other Person (other than a wholly owned Subsidiary of such Person) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person who is a director or officer of (i) such Person,
     (ii) any Subsidiary of such Person or (iii) any Person  described in clause

     (a) above. For purposes of this definition, a Person shall be deemed to be "controlled by" such other Person if such other Person possesses, directly or indirectly, power either to (A) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (B) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise.

         "AGGREGATE AVAILABLE REVOLVING CREDIT COMMITMENTS": as at any date of determination with respect to all Lenders, an amount in U.S. Dollars equal to the Available Revolving Credit Commitments of all Lenders on such date.

         "AGGREGATE   POUNDS   STERLING   OUTSTANDING":   as  at  any   date  of
     determination with respect to any Lender, an amount in Pounds Sterling equal to the aggregate unpaid principal amount of such Lender's Pounds Sterling Loans.

         "AGGREGATE REVOLVING CREDIT COMMITMENTS": the aggregate amount of the Revolving Credit Commitments of all the Lenders.

         "AGGREGATE REVOLVING CREDIT OUTSTANDING": as at any date of determination with respect to any Lender, the sum of (a) the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and (b) such Lender's Revolving Credit Commitment Percentage of the aggregate Letter of Credit Obligations and Swing Line Loans on such date and (c) the U.S. Dollar Equivalent of the Aggregate Pounds Sterling Outstanding of such Lender.

         "AGREEMENT": this Credit and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "AGREEMENT CURRENCY": as defined in subsection 13.16(b).

         "ALTERNATE BASE RATE": for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum. For purposes hereof: "PRIME RATE" means a rate per annum equal to the prime rate of interest announced by Chase from time to time, changing when and as said prime rate changes; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ANNUALIZED": with respect to the determination of any financial results for any period (a) if such period is the period ending on September 30, 1997, the applicable financial result for the fiscal quarter ended on such date multiplied by four (4), (b) if such period is the period ending on December 31, 1997, the applicable financial result for the two fiscal quarters ended on such date multiplied by two (2), (c) if such period is the period ending on March 31, 1998, the applicable financial result for the three fiscal quarters ended on such date multiplied by four-thirds (4/3) and (d) for any period ending thereafter, the applicable financial result for the four fiscal quarters ended on such date.

         "APPLICABLE MARGIN": for each Type of Loan and for purposes of Section 5.5, the rate per annum set forth under the relevant column heading below:

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

           Applicable Margin for         Applicable Margin
           Eurodollar Loans and          for Alternate Base       Applicable
           Pounds Sterling Loans            Rate Loans          Commitment Fee
           ---------------------         ------------------     --------------
                  1.50%                         .50%                  0.375%

     ; PROVIDED that in the event that the ratio of Consolidated Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA of the Company and its Subsidiaries, as most recently determined in accordance with subsection 8.1(a) or (b), is as set forth in the relevant column heading below for any quarterly period, any such Applicable Margin with respect to Loans and the commitment fee shall be as provided in the relevant column heading below, but in no event shall any such reductions be effective prior to December 31, 1997:

     Relevant Ratio        Applicable            Applicable       Applicable
     of Consolidated       Margin For            Margin for       Margin for
     Indebtedness to       Eurodollar Loans      Alternate Base   Commitment Fee
     Consolidated          and Pounds Sterling   Rate Loans
     EBITDA                Loans
     ----------------      -------------------   ---------------  --------------

     Greater than or equal        1.75%                0.75%           0.375%
     to 3.50x

     Less than 3.50x but greater  1.50%                0.50%           0.375%
     than or equal to 3.00x

     Less than 3.00x but greater  1.25%                0.25%           0.250%
     than or equal to 2.50x

     Less than 2.50x              1.00%                 -0-            0.250%

     if and in the event the financial statements required to be delivered pursuant to subsection 8.1(a) or 8.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 8.2(b), are delivered on or prior to the date when due (or, in the case of the fourth quarterly period of each fiscal year of the Company, if financial statements which satisfy the requirements of, and are delivered within the time period specified in, subsection 8.1(b) and a related compliance certificate which satisfies the requirements of, and is delivered within the time period specified in, subsection 8.2(b), with respect to any such quarterly period are so delivered within such time periods), then the Applicable Margin during the period from the date that is five Business Days later than the date upon which such financial statements were due to be delivered shall be the Applicable Margin as set forth in the relevant column heading above; PROVIDED, HOWEVER, that in the event that the financial statements delivered pursuant to subsection 8.1(a) or 8.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 8.2(b), are not delivered when due, then:

                 (a) if such financial  statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except

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

            as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                 (b) if such financial  statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                 (c) if  such  financial  statements  and  certificate  are  not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of Revolving Credit Loans shall be 2-1/2%, in the case of Eurodollar Loans, and 1-1/2%, in the case of Alternate Base Rate Loans, and 1/2%, in the case of subsection 5.5 (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 11).

         "ASSET SALE": any sale, sale-leaseback, or other disposition by the Company or any Subsidiary thereof of any of its property or assets, including the stock of any Subsidiary, other than any sale, sale-leaseback or other disposition permitted under subsections 9.6(a) through (d) or subsection 9.12.

         "ASSIGNEE": as defined in subsection 13.6(c).

         "AVAILABLE REVOLVING CREDIT COMMITMENT": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment in effect on such date OVER (b) the Aggregate Revolving Credit Outstanding of such Lender on such date.

         "BENEFITTED LENDER": as defined in subsection 13.7.

         "BOARD": the Board of Governors of the Federal Reserve System (or any successor thereto).

         "BORROWERS": as defined in the preamble hereto.

         "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2, 2.5(a) 3.2 or 4.2 as a date on which a Borrower requests the Lenders to make Loans hereunder or issue a Letter of Credit.

         "BUSINESS  DAY":  (a) for all purposes  other than as covered by clause
     (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans and Loans in Pounds Sterling, any day which is a Business Day, described in clause
     (a) and which is also a London Banking Day.

        "CAPITAL EXPENDITURES": direct or indirect (by way of the acquisition of securities of a Person or the expenditure of cash or the incurrence of

     Indebtedness) expenditures (other than expenditures in connection with Acquisitions permitted hereunder) in respect of the purchase or other acquisition of fixed or capital assets.

         "CAPITAL STOCK": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's (or the equivalent rating by either such rating agency for such type of securities), (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause
     (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "CHASE": The Chase Manhattan Bank.

         "CLASS": the classification of loans as Revolving Credit Loans, Swing Line Loans or Pounds Sterling Loans, each of which categories shall be deemed to be a "Class" of Loans.

         "CLOSING DATE": the date on or before October 31, 1997 on which all of the conditions precedent set forth in subsection 7.1 shall have been met or waived.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COMMERCIAL LETTERS OF CREDIT": as defined in subsection 4.1(ii).

         "COMMITMENTS":   the  collective  reference  to  the  Revolving  Credit
     Commitments, Swing Line Commitment and the Pounds Sterling Commitments.

         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

         "CONSOLIDATED DEBT SERVICE": for any period, the sum of (a) the Annualized Consolidated Interest Expense of the Company for such period, PLUS (b) the principal amounts of all long-term indebtedness payable by the

     Company and its Subsidiaries during the next succeeding twelve-month period determined in accordance with GAAP, excluding, however, from such indebtedness the Loans during the final twelve months of the Revolving Credit Commitment Period.

         "CONSOLIDATED EBITDA": for any period, the sum of (i) Annualized Consolidated Net Income for such period, (ii) Annualized Consolidated Interest Expense for such period, (iii) the Annualized amount of taxes, depreciation and amortization deducted from earnings in determining such Consolidated Net Income and (iv) to the extent deducted in determining such Consolidated Net Income, Annualized extraordinary charges of the Company relating to the Holland & Barrett Acquisition arising during the fourth fiscal quarter of 1997, not to exceed $6,000,000.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (i) the result of (A) the Consolidated EBITDA of the Company and its Subsidiaries minus (B) their Annualized Capital Expenditures to (ii) the Consolidated Debt Service of the Company and its Subsidiaries, in the case of clause (i) and (ii), for such period.

         "CONSOLIDATED INDEBTEDNESS": at a particular date, all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis.

         "CONSOLIDATED INTEREST EXPENSE": for any fiscal period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Company and its Subsidiaries for such period.

         "CONSOLIDATED NET INCOME": for any fiscal period, the consolidated net income (or deficit) of the Company and its Subsidiaries for such period (taken as a cumulative whole), determined on a consolidated basis in accordance with GAAP; PROVIDED, that any non-cash extraordinary gains and losses shall be excluded in determining Consolidated Net Income.

         "CONSOLIDATED NET WORTH": at a particular date, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Company and its Subsidiaries under "stockholders' equity" (or any like caption) as of such date.

         "CONTINUING DIRECTORS": the directors of the Company on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "DEFAULT": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DOLLARS", "U.S. DOLLARS" and "$": dollars in lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY": any Subsidiary other than a Foreign Subsidiary.

         "ENGLISH SECURITY DOCUMENTS": the collective reference to (i) a Debenture by the Company in favor of the Administrative Agent for the benefit of the Lenders of 65% of the Capital Stock of Holland & Barrett and 65% of the Capital Stock of Vitamin World Limited in form and substance reasonably satisfactory to the Administrative Agent and (ii) Agreements in form and substance satisfactory to the Administrative Agent providing for a lien on the material assets of the Foreign Subsidiary Borrower securing its Obligations.

         "ENVIRONMENTAL COMPLAINT": any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or legal liability resulting from air emissions, water discharges, noise emissions, Hazardous Material or any other environmental, health or safety matter.

         "ENVIRONMENTAL LAWS": any and all applicable Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment or the Release or threatened Release of Hazardous Materials, as now or hereafter in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCURRENCY LIABILITIES": at any time, all reserve requirements in effect at such time (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "EUROCURRENCY RATE": with respect to any Pounds Sterling Loan for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which Chase offers to place deposits in Pounds Sterling with first-class banks in the London interbank market at approximately 11 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Chase's relevant Pounds Sterling Loan and having a maturity approximately equal to such Interest Period. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EURODOLLAR BASE RATE": with respect to a Eurodollar Loan for the relevant Interest Period, the applicable London interbank offered rate for deposits in U.S. Dollars appearing on Telerate Page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. Dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Administrative Agent from Telerate Page 3750. If Telerate Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Interest Period shall be the rate determined by the Administrative Agent to be the rate at which Chase offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Chase's relevant portion of the Eurodollar Loan and having a maturity approximately equal to such Interest Period.

         "EURODOLLAR LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "EURODOLLAR RATE": with respect to a Eurodollar Loan for the relevant Interest Period, the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Liabilities (expressed as a decimal) applicable to such Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EVENT OF DEFAULT": any of the events specified in Section 11, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

         "EXTENSION OF CREDIT": as to any Lender, the making of a Loan by such Lender and, with respect to any Lender, the issuance of any Letter of Credit.

         "FINANCING LEASE": (a) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Company and its Subsidiaries and (b) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

         "FOREIGN SUBSIDIARY": as to any Person, any Subsidiary of such Person which is organized under the laws of any jurisdiction outside of the country of the jurisdiction of organization of such Person.

         "FOREIGN SUBSIDIARY BORROWER": as defined in the preamble hereto.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "GEL CAP FACILITY": the soft gelatin capsule manufacturing facility located at Cartwright Loop Industrial Park, Church Street, Bayport, New York.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement, substantially in the form of Exhibit B, to be executed and delivered on the Closing Date by the Company and each of its Domestic Subsidiaries, as the same may be amended, supplemented or otherwise modified.

         "GUARANTEE OBLIGATION": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the value as of any date of determination of the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the value as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "HAZARDOUS MATERIALS": any solid wastes, toxic or hazardous substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation, and any other substance the presence of which may give rise to liability under any Environmental Law.

         "HEDGE AGREEMENT": any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement, or currency swap or other currency hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which the Company has no credit exposure), to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

         "HEDGE AGREEMENT OBLIGATIONS": all obligations of the Company under any one or more Hedge Agreements to make payments to the counterparties thereunder upon the occurrence of a termination event or similar event thereunder.

         "HOLLAND & BARRETT": Holland & Barrett Holdings Limited.

         "HOLLAND & BARRETT ACQUISITION": as defined in the recitals hereto.

         "INDEBTEDNESS": of a Person, at a particular date, the sum (without duplication) at such date of (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable as obligor (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (c) obligations of such Person under Financing Leases, (d) the face amount of all letters of credit issued for the account of such person and, without duplication, the unreimbursed amount of all drafts drawn thereunder and (e) obligations (in the nature of principal or interest) of such Person in respect of acceptances or similar obligations issued or created for the account of such Person.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT": pertaining to a condition of Insolvency.

         "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan or Pounds Sterling Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan or Pounds Sterling Loan having an Interest Period longer than three months, (i) each day which is three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

         "INTEREST PERIOD": with respect to any Eurodollar Loan or Pounds Sterling Loan:

                 (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Pounds Sterling Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                 (b) thereafter,  each period  commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Pounds Sterling Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (i) if any Interest  Period  pertaining to a Eurodollar Loan or Pounds Sterling Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period  applicable to a Eurodollar Loan or
               Pounds Sterling Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                    (iii) any Interest Period pertaining to a Eurodollar Loan or
               Pounds Sterling Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "ISSUING LENDER": Chase or any of its Affiliates, in its capacity as issuer of the Letters of Credit and any other Lender which the Company, the Administrative Agent and the Majority Lenders shall have approved, in its capacity as issuer of the Letters of Credit.

         "JUDGMENT CURRENCY": as defined in subsection 13.16(b).

         "LENDERS": as defined in the preamble hereto.

         "LETTER OF CREDIT APPLICATIONS": (a) in the case of Standby Letters of Credit, a letter of credit application for a Standby Letter of Credit on the standard form of the applicable Issuing Lender for standby letters of credit, and (b) in the case of Commercial Letters of Credit, a letter of credit application for a Commercial Letter of Credit on the standard form of the applicable Issuing Lender for commercial letters of credit.

         "LETTER OF CREDIT OBLIGATIONS": at any particular time, all liabilities of the Company with respect to Letters of Credit, whether or not any such liability is contingent, including (without duplication) the sum of (a) the aggregate undrawn face amount of all Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations.

         "LETTERS OF CREDIT": as defined in subsection 4.1(ii).

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement (other than a bank or similar deposit account), encumbrance, lien (statutory or other), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "LOAN DOCUMENTS": the collective reference to this Agreement, any Notes, any documents or instruments evidencing or governing the Security Documents.

         "LOAN PARTIES": the collective reference to the Company, the Foreign Subsidiary Borrower and each guarantor or grantor party to any Security Document.

         "LOANS": the collective reference to the Revolving Credit Loans, the Swing Line Loans and the Pounds Sterling Loans.

         "LONDON BANKING DAY": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

         "MAJORITY   LENDERS":   at  any  time,  Lenders  the  Revolving  Credit
     Commitment Percentages of which aggregate more than 50%.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "MATERIAL ENVIRONMENTAL AMOUNT": $500,000.

         "MATERIAL FOREIGN SUBSIDIARY": any Foreign Subsidiary accounting for 5% or more of the assets or revenues of the Company and its consolidated Subsidiaries, taken as a whole.

         "MOODY'S": Moody's Investors Service, Inc. or any successor thereto.

         "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NON-EXCLUDED TAXES": as defined in subsection 5.12(a).

         "NOTES": the collective reference to the Revolving Credit Notes, Swing Line Notes and any note delivered pursuant to subsection 7.3(e).

         "OBLIGATIONS": collectively, the unpaid principal of and interest on the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Company and the Foreign Subsidiary Borrower to the Administrative Agent, the Issuing Lender and the Lenders under or in connection with this Agreement, the other Loan Documents and any Hedge Agreement with any Lender (including in each case, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document or Hedge Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document or Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the other Loan Documents or any Hedge Agreement with a Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agents or to the Lenders).

         "PARTICIPANTS": as defined in subsection 13.6(b).

         "PARTICIPATING INTEREST": with respect to any Letter of Credit (a) in the case of the Issuing Lender, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of any participating interests therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

         "PARTICIPATING LENDER": any Lender (other than the Issuing Lender) with respect to its Participating Interest in a Letter of Credit.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

         "PLEDGED STOCK": as defined in the Guarantee and Collateral Agreement or any other Security Document.

         "POUNDS STERLING": pounds sterling in lawful currency of the United Kingdom.

         "POUNDS STERLING COMMITMENT": any Lender's obligation to make Pounds Sterling Loans pursuant to subsection 3.1.

         "POUNDS STERLING LOANS": as defined in subsection 3.1.

         "PROPERTY": each parcel of real property owned or operated by the Company and its Subsidiaries.

         "REGISTER": as defined in subsection 13.6(d).

         "REIMBURSEMENT OBLIGATION": the obligation of the Company to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaking, dumping, disposing, spreading, depositing or dispersing of any Hazardous Materials in, unto or onto the environment.

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under any of subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 4043 or any successor regulation thereto.

         "REQUIREMENT  OF  LAW":  as to  (a)  any  Person,  the  certificate  of incorporation and by-laws or the partnership or limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and (b) any property, any law, treaty, rule, regulation, requirement, judgment, decree or determination of any Governmental Authority applicable to or binding upon such property or to which such property is subject, including, without limitation, any Environmental Laws.

         "RESPONSIBLE OFFICER": with respect to any Loan Party, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the assistant treasurer of such Loan Party.

         "RESTRICTED PAYMENTS": as defined in subsection 9.7.

         "REVOLVING CREDIT COMMITMENT": as to any Lender at any time, its obligation to make Revolving Credit Loans to, and/or participate in Letters of Credit issued for the account of or Swing Line Loans to, the Company in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender's name in Schedule I under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

         "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Revolving Credit Outstanding of such Lender at such time then constitutes of (b) the Aggregate Revolving Credit Outstanding of all Lenders at such time).

         "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

         "REVOLVING CREDIT LOAN": as defined in subsection 2.1.

         "REVOLVING CREDIT NOTE": as defined in subsection 2.3(e).

         "REVOLVING CREDIT TERMINATION DATE": September 30, 2003.

         "SECURITIES ACT": the Securities Act of 1933, as amended.

         "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement and the English Security Documents and each other pledge agreement, security document or similar agreement that may be delivered to the Administrative Agent as collateral security for any or all of the Obligations, in each case as amended, supplemented or otherwise modified from time to time.

         "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SOLVENT": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

         "STANDBY LETTERS OF CREDIT": as defined in subsection 4.1(i).

         "SUBORDINATED DEBT": up to $150,000,000 in aggregate principal amount of 8.625% Senior Subordinated Notes of the Company due 2007 having terms and conditions satisfactory to the Lenders.

         "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person (exclusive of any Affiliate in which such Person has a minority ownership interest). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "SWING LINE COMMITMENT": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.5.

         "SWING LINE LENDER": Chase, in its capacity as lender of the Swing Line Loans.

         "SWING  LINE  LOAN   PARTICIPATION   CERTIFICATE":   a  certificate  in
     substantially the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

         "SWING LINE LOANS": as defined in subsection 2.5(a).

         "SWING LINE NOTE": as defined in subsection 2.3(e).

         "TRANCHE": the collective reference to Eurodollar Loans or Pounds Sterling Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "TRANSFEREE": as defined in subsection 13.6(f).

         "TYPE": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a Pounds Sterling Loan.

         "UK GAAP": generally accepted accounting principles in the United Kingdom in effect from time to time.

         "U.S. DOLLAR EQUIVALENT": with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency in the London market at 11:00 a.m. London time, two Business Days prior to the date on which such amount is to be determined.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT
                    COMMITMENTS

         2.1 REVOLING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "REVOLVING CREDIT LOAN") in U.S. Dollars to the Company from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available Revolving Credit Commitment of each Lender is greater than or equal to zero and (ii) the Aggregate Revolving Credit
Outstanding of all Lenders do not exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections
2.2 and 5.2, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (New York time) at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on each requested Borrowing Date each Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Administrative Agent at its office specified in subsection 13.2 in U.S. Dollars and in immediately available funds. The Administrative Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 REPAYMENT OF REVOLVING CREDIT LOANS; EVIDENCE OF DEBT. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender (whether made before or after the termination or expiration of the Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Company hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 5.1.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder in respect of the Revolving Credit Loans and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Company in respect of the Revolving Credit Loans and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Revolving Credit Loans made to the Company by such Lender in accordance with the terms of this Agreement.

         (e) The Company  agrees that it will execute and deliver to such Lender
(i) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (each, a "REVOLVING CREDIT NOTE") and/or (ii) a promissory note of the Company evidencing the Swing Line Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount; PROVIDED, that the delivery of such Revolving Credit Notes and such Swing Line Notes shall not be a condition precedent to the Closing Date.

         2.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Revolving Credit Commitment of any Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.5 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "SWING LINE LOAN"; collectively, the "SWING LINE LOANS") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000; PROVIDED that the Swing Line Lender shall not make any Swing Line Loan if, after giving effect thereto, the sum of the Swing Line Loans, the Revolving Credit Loans and Letter of Credit Obligations (in each case after giving effect to the Loans requested to be made and the Letters of Credit requested to be issued on such date) exceed the Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company at the office of the Swing Line Lender by 3:00 p.m. on the Borrowing Date by crediting the account of the Company at such office with such proceeds. The Company may at any time and from time to time prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 12:00 Noon on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

         (b) The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the amount of the Swing Line Loans outstanding on the date such notice is given (the "REFUNDED SWING LINE LOANS"). Unless any of the events described in paragraph (h) of Section 11 shall have occurred with respect to the Company (in which event the procedures of paragraph (d) of this subsection 2.5 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent specified in subsection
13.2 prior to 12:00 Noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under any Swing Line Note and shall be due under the respective Revolving Credit Loans made by the Lenders in accordance with their respective Revolving Credit Commitment Percentages.

         (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in subsection 7.2 have not been satisfied.

         (d) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 2.5 one of the events described in paragraph
(h) of Section 11 shall have occurred and be continuing with respect to the Company, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.5, purchase an undivided participating interest in the Refunded Swing Line Loans in an amount equal to
(i) its Revolving Credit Commitment Percentage TIMES (ii) the Refunded Swing Line Loans. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

         (e) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

         (f) Each Lender's obligation to make the Loans referred to in subsection 2.5(b) and to purchase participating interests pursuant to subsection

2.5(d) shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Loan Party; (iv) any breach of this Agreement or any other Loan Document by the Company or any of its Subsidiaries or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


         SECTION 3. AMOUNT AND TERMS OF POUNDS STERLING
                    COMMITMENT

         3.1 POUNDS STERLING COMMITMENTS. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "POUNDS STERLING LOAN") in Pounds Sterling to the Company or the Foreign Subsidiary Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (a) the Available Revolving Credit Commitment of each Lender is greater than or equal to zero, (b) the Aggregate Revolving Credit Outstanding of all Lenders do not exceed the Aggregate
Revolving Credit Commitments and (c) the aggregate principal amount of all Pounds Sterling Loans shall not exceed Pound Sterling equivalent of $10,000,000. During the Revolving Credit Commitment Period, the Company or the Foreign Subsidiary Borrower may use the Revolving Credit Commitments by borrowing, repaying the Pounds Sterling Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. For the purpose of determining the Aggregate Revolving Credit Outstanding on the date of a requested Pounds Sterling Loan, the U.S. Dollar Equivalent of the Pounds Sterling Loan then being requested shall be aggregated with the U.S. Dollar Equivalents of all Pounds Sterling Loans then outstanding (the U.S. Dollar Equivalent of each such outstanding Pounds Sterling Loan to be calculated as of the date of the most recent continuation of such Pounds Sterling Loan pursuant to subsection 3.2(d) or, if not previously continued, the date of the initial Pounds Sterling Loan).

         3.2 MAKING THE POUNDS STERLING LOANS. (a) Each Pounds Sterling Loan shall be made on notice, given by the Company to the Administrative Agent not later than 11:00 A.M. (London time) on the third Business Day prior to the date of the proposed Pounds Sterling Loan. Each such notice shall specify therein (i) the name of the Borrower, (ii) the date of such proposed Pounds Sterling Loan,
(iii) the aggregate amount of such proposed Pounds Sterling Loan and (iv) the initial Interest Period for such Pounds Sterling Loan.

         (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of the notice referred to in subsection 3.2(a). Each Lender shall, before 11:00 A.M. (London time) on the date of the proposed Pounds Sterling Loan, make available to the account of the Administrative Agent's office located at Trinity Tower, 9 Thomas Moore Street, London, England E1 9YT, in immediately available funds, such Lender's Revolving Credit Commitment Percentage of such proposed Pounds Sterling Loan in Pounds Sterling of such Pounds Sterling Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Section 7, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid addresses.

         (c) Each Pounds Sterling Loan shall be in an amount in Pounds Sterling of which the U.S. Dollar Equivalent is equal to at least $1,000,000 (or, if the then Aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount).

         (d) At least three Business Days' prior to the end of each Interest Period, the Company shall give the Administrative Agent notice (a "Notice of

Continuation"), not later than 11:00 A.M. (New York time) specifying the duration of the next succeeding Interest Period. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Continuation and the contents thereof. If, within the time period required under the terms of this subsection 3.2(d), the Administrative Agent does not receive a Notice of Continuation from the Company, then, upon the expiration of the Interest Period therefor, the applicable Interest Period in respect of such Pounds Sterling Loans shall be automatically deemed to be a period of one month commencing on the last day of the immediately preceding Interest Period and ending one month thereafter. Notwithstanding the first sentence of this subsection 3.2(d), no Pounds Sterling Loans shall be continued in accordance with a Notice of Continuation given if, on the date of the Notice of Continuation, the Borrowers are not in compliance with subsection 3.1, unless, one or more of the Borrowers shall repay the Pounds Sterling Loans, together with all accrued interest on the amount prepaid, such that the Borrowers are in compliance with subsection 3.1. Notwithstanding the foregoing, upon the expiration of any Interest Period with respect to any Pounds Sterling Loan at any time at which a Default or Event of Default shall have occurred and be continuing, the applicable Interest Period in respect of such Pounds Sterling Loans shall be automatically deemed to be a period of one month commencing on the last day of the immediately preceding Interest Period and ending one month thereafter. Each Notice of Continuation shall be irrevocable.

         3.3 REPAYMENT OF POUNDS STERLINING LOANS; EVIDENCE OF DEBT. (a) The Company and the Foreign Subsidiary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Pounds Sterling Loan of such Lender to the Company or the Foreign Subsidiary Borrower on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. Each of the Company and the Foreign Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Pounds Sterling Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 5.1.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company and the Foreign Subsidiary Borrower to such Lender resulting from each Pounds Sterling Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to subsection 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Pounds Sterling Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company and the Foreign Subsidiary Borrower to each Lender hereunder in respect of the Pounds Sterling Loans and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and the Foreign Subsidiary Borrower in respect of the Pounds Sterling Loans and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.3(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Company and the Foreign Subsidiary Borrower therein recorded; PROVIDED, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company or the Foreign Subsidiary Borrower to repay (with applicable interest) the Pounds Sterling Loans made to the Company or the Foreign Subsidiary Borrower by such Lender in accordance with the terms of this Agreement.

         SECTION 4. LETTERS OF CREDIT

         4.1 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Issuing Lender, agrees, on behalf of the Lenders, and in reliance on the agreement of the Lenders set forth in subsection 4.3, to issue for the account of the Company letters of credit in an aggregate face amount, together with any unpaid Reimbursement Obligations, not to exceed $5,000,000 at any time outstanding, as follows:

               (i) standby letters of credit (collectively, the "STANDBY LETTERS OF CREDIT") in a form reasonably satisfactory to the Issuing Lender and in favor of such beneficiaries as the Company shall specify from time to time (which shall be reasonably satisfactory to the Issuing Lender); and

               (ii) commercial letters of credit in the form of the Issuing Lender's standard commercial letters of credit ("COMMERCIAL LETTERS OF CREDIT") in favor of sellers of goods or services to the Company or its Subsidiaries (the Standby Letters of Credit and Commercial Letters of Credit being referred to collectively as the "LETTERS OF CREDIT");

PROVIDED that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Aggregate Revolving Credit Outstanding of all Lenders do not exceed the Aggregate Revolving Credit Commitments at such time. Each Standby Letter of Credit shall (i) have an expiry date no later than one year from the date of issuance thereof or, if earlier, five Business Days prior to the Revolving Credit Termination Date, (ii) be denominated in U.S. Dollars and (iii) be in a minimum face amount of $100,000. Each Commercial Letter of Credit shall (i) provide for the payment of sight drafts when presented for honor thereunder, or of time drafts, in each case in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be, (ii) be denominated in U.S. Dollars and (iii) have an expiry date no later than six months from the date of issuance thereof or, if earlier, five Business Days prior to the Revolving Credit Termination Date.

         4.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Company may from time to time request, upon at least three Business Days' notice, the Issuing Lender to issue a Letter of Credit by delivering to the Issuing Lender at its address specified in subsection 13.2 a Letter of Credit Application, completed to the satisfaction of such Issuing Lender, together with such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application, and the other certificates, documents and other papers delivered in connection therewith, in accordance with its customary procedures and shall promptly issue such Letter of Credit (but in no event earlier than three Business Days after receipt by the Issuing Lender of the Letter of Credit Application relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company. Prior to the issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent that the issuance of such Letter of Credit is permitted pursuant to Section 4 and subsection 7.2. Additionally, the Issuing Lender and the Company shall inform the Administrative Agent of any modifications made to outstanding Letters of Credit, of any payments made with respect to such Letters of Credit, and of any other information regarding such Letters of Credit as may be reasonably requested by the Administrative Agent, in each case pursuant to procedures established by the Administrative Agent.

         4.3 PARTICIPATING INTERESTS. Effective as of the date of the issuance of each Letter of Credit, the Issuing Lender agrees to allot, and does allot, to each other Lender, and each such Lender severally and irrevocably agrees to take and does take, a Participating Interest in such Letter of Credit and the related Letter of Credit Application in a percentage equal to such Lender's Revolving

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

Credit Commitment Percentage. On the date that any Participating Lender becomes a party to this Agreement in accordance with subsection 13.6, Participating Interests in any outstanding Letter of Credit held by the Lender from which such Participating Lender acquired its interest hereunder shall be proportionately reallotted between such Participating Lender and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit issued in accordance with the terms hereof and to pay or to reimburse the Issuing Lender in respect of such Letter of Credit for its participating share of the drafts drawn thereunder shall be irrevocable and unconditional; PROVIDED that no Participating Lender shall be liable for the payment of any amount under subsection 4.4(b) resulting solely from the Issuing Lender's gross negligence or willful misconduct.

         4.4 PAYMENTS. (a) The Company agrees (i) to reimburse the Administrative Agent for the account of the Issuing Lender, forthwith upon its demand and otherwise in accordance with the terms of the Letter of Credit Application, if any, relating thereto, for any payment made by the Issuing Lender under any Letter of Credit and (ii) to pay to the Administrative Agent for the account of such Issuing Lender, interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a fluctuating rate per annum equal to the rate then borne by Revolving Credit Loans that are ABR Loans pursuant to subsection 5.1(b) plus 2%.

         (b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor, forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms hereof or of the Letter of Credit Application, if any, relating to such Letter of Credit, the Issuing Lender will promptly through the Administrative Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from the Issuing Lender. No later than the close of business on the date such notice is given, each such Participating Lender will transfer to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, an amount equal to such Participating Lender's pro rata share of the unreimbursed portion of such payment.

         (c) Whenever, at any time, after the Issuing Lender has made payment under a Letter of Credit and has received from any Participating Lender the Participating Lender's pro rata share of the unreimbursed portion of such payment, the Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; PROVIDED, HOWEVER, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the Administrative Agent, for the account of the Issuing Lender, any portion thereof previously distributed by the Issuing Lender to it.

         4.5 FURTHER ASSURANCES. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit issued hereunder.

         4.6 OBLIGATIONS ABSOLUTE. The payment obligations of the Company and each Participating Lender under subsection 4.4 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

             (a) the existence of any claim, set-off, defense or other right which the Company may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

             (b) any statement or any other document presented under any Letter of Credit opened for its account proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (c) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, except payment resulting solely from the gross negligence or willful misconduct of the Issuing Lender; or

             (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Issuing Lender.

         4.7 LETTER OF CREDIT APPLICATION. To the extent not inconsistent with the terms of this Agreement (in which case the provisions of this Agreement shall prevail), provisions of any Letter of Credit Application related to any Letter of Credit are supplemental to, and not in derogation of, any rights and remedies of the Issuing Lender and the Participating Lenders under this Section 4 and applicable law. The Company acknowledges and agrees that all rights of the Issuing Lender under any Letter of Credit Application shall inure to the benefit of each Participating Lender to the extent of its Revolving Credit Commitment Percentage as fully as if such Participating Lender was a party to such Letter of Credit Application.

         4.8 PURPOSE OF LETTERS OF CREDIT. Each Standby Letter of Credit shall be used by the Company solely (a) to provide credit support for borrowings by the Company or its Subsidiaries, or (b) for other working capital purposes of the Company and Subsidiaries in the ordinary course of business. Each Commercial Letter of Credit will be used by the Company and Subsidiaries solely to provide the primary means of payment in connection with the purchase of goods or services by the Company and Subsidiaries in the ordinary course of business.


         SECTION 5.  GENERAL PROVISIONS

         5.1 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin.

         (c) Each Pounds Sterling Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.

         (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amount shall bear interest for each day after the due date until such amount is paid in full at a rate per annum equal to (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, fee or other amount, the rate described in paragraph (b) of this subsection plus 2%. If any Event of Default other than as described in the preceding sentence shall occur and be continuing, and the Majority Lenders shall give notice to the Company that this sentence shall apply, then, until such Event of Default shall be cured or waived or such notice shall be withdrawn, the outstanding principal amount of all Loans shall bear interest at 2% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection (other than the first sentence of this paragraph (d)).

         (e) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

         5.2 CONVERSION AND CONTINUATION OPTIONS. (a) The Company may elect from time to time to convert outstanding Eurodollar Loans (in whole or in part) to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert outstanding ABR Loans (in whole or in part) to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or Lenders holding the majority of the outstanding principal amount of Loans have determined that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 5.3 shall not have been violated, (iii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loans determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or Lenders holding the majority of the outstanding principal amount of Loans of such Class have determined that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 5.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date, and PROVIDED, FURTHER, that if the Company shall fail to give such notice or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         (c) Any Pounds Sterling Loans may be continued as set forth in subsection 3.2(d).

         5.3 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) the aggregate principal amount of the Pounds Sterling Loans comprising each Tranche shall be in an amount of which the U.S. Dollar Equivalent is at least $1,000,000 and (iii) there shall not be more than (ten) 10 Tranches at any one time outstanding.

         5.4 OPTIONAL AND MANDATORY PREPAYMENTS. (a) The Company may at any time and from time to time prepay Revolving Credit Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans), specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

         (b) The Company or the Foreign Subsidiary Borrower, as the case may be, may at any time and from time to time prepay, without premium or penalty, the Pounds Sterling Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Pounds Sterling Loans shall be in an aggregate principal amount of which the U.S. Dollar Equivalent is at least $1,000,000.

         (c) If, at any time during the Revolving Credit Commitment Period, for any reason the Aggregate Revolving Credit Outstanding of all Lenders exceed the Aggregate Revolving Credit Commitments then in effect, or the Aggregate
Revolving Credit Outstanding of any Lender exceeds the Revolving Credit Commitment of such Lender then in effect, (i) the Company shall, without notice or demand, immediately prepay the Revolving Credit Loans and/or (ii) the Company or the Foreign Subsidiary Borrower shall, without notice or demand, immediately prepay the Pounds Sterling Loans, in an aggregate principal amount at least sufficient to eliminate any such excess. Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans or Pounds Sterling Loans that would otherwise be required pursuant to this subsection 5.4(c) solely as a result of currency fluctuations from time to time shall only be required to be made pursuant to this subsection 5.4 on the last Business Day of each month on the basis of the U.S. Dollar Equivalent in effect on such Business Day.

         (d) Each prepayment of Loans pursuant to this subsection 5.4 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 5.11 in connection with such prepayment.

         (e) The Revolving Credit Loans shall be prepaid and the Letters of Credit shall be cash collateralized or replaced to the extent such extensions of credit exceed the amount of the Revolving Credit Facility.

         5.5 COMMITMENT FEES; OTHER FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender (other than any Lender which has defaulted in its obligation to fund a Loan under this Agreement), a commitment fee for the period from and including the Closing Date to but excluding the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein) computed at the rate per annum set forth in the definition of "Applicable Margin" on the average daily Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof. For purposes of the commitment fee calculations only, Swing Line loans shall be deemed to be not outstanding.

         (b) The Company shall pay (without duplication of any other fee payable under this subsection 5.5) to the Administrative Agent all fees separately agreed to by the Company and the Administrative Agent.

         (c) In lieu of any letter of credit commissions and fees provided for in any Letter of Credit Application relating to a Standby Letter of Credit (other than any standard issuance, amendment and negotiation fees), the Company will pay the Administrative Agent, (i) for the account of the Issuing Lender, a non-refundable fronting fee equal to _ of 1% per annum and (ii) for the account of the Participating Lenders, a non-refundable Standby Letter of Credit fee equal to the Applicable Margin in respect of Eurodollar Loans, in each case on the amount available to be drawn under such Standby Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be calculated on the average daily amount available to be drawn under the Standby Letters of Credit.

         (d) In lieu of any letter of credit commissions and fees provided for in any Letter of Credit Application relating to a Commercial Letter of Credit (other than any standard issuance, amendment and negotiation fees), the Company will pay the Administrative Agent, (i) for the account of the Issuing Lender, a non-refundable fronting fee equal to 1/16 of 1% of the amount of such Commercial Letter of Credit, (ii) for the account of the Participating Lenders, a non-refundable Commercial Letter of Credit fee equal to 1/4 of 1% of the amount of such Letter of Credit. Such fee shall be payable to the Administrative Agent on the date of issuance and shall be distributed by the Administrative Agent to the Participating Lenders promptly thereafter and (iii) for the account of the Administrative Agent, the normal and customary Letter of Credit application and processing fees.

         (e) The Company agrees to pay the Issuing Lender for its own account its customary administration, amendment, transfer and negotiation fees charged by the Issuing Lender in connection with its issuance and administration of Letters of Credit.

         5.6 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed; provided that interest calculated at Alternate Base Rate (based on the Prime Rate included therein) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of each determination of a Eurodollar Rate or a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the relevant Lenders of the effective date and the amount of each such change in the Alternate Base Rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The
Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing in reasonable detail the calculations used by such Administrative Agent in determining any interest rate pursuant to subsection 5.1(a).

         5.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for such Interest Period, or

         (b) the Administrative Agent has received notice from the Majority Lenders, as the case may be, that the Eurodollar Rate or Eurocurrency Rate, as the case may be, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Loans or Pounds Sterling Loans, as the case may be, during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans or Pounds Sterling Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans in U.S. Dollars, (ii) any Revolving Credit that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans, (iii) any outstanding Eurodollar Loans shall be converted on the last day of such Interest Period to ABR Loans and (iv) any Pounds Sterling Loans to which such Interest Period relates shall be repaid on the last day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Pounds Sterling Loans shall be made or continued as such, nor shall the Company have the right to convert ABR Loans to Eurodollar Loans.

         5.8 PRO RATA TREATMENT AND PAYMENTS. (a) (i) Each borrowing of Revolving Credit Loans by the Company from the Lenders hereunder shall be made pro rata according to the Revolving Credit Commitment Percentages of the Lenders in effect on the date of such borrowing. Each payment by the Company on account of any commitment fee hereunder shall be allocated by the Administrative Agent among the Lenders in accordance with the respective amounts which such Lenders are entitled to receive pursuant to subsection 5.5(a). Any reduction of the Revolving Credit Commitments, as the case may be, of the Lenders shall be allocated by the Administrative Agent among the Lenders pro rata according to the Revolving Credit Commitment Percentages of such Lenders. Each payment by the Company on account of principal of or interest in respect of Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each Lender. All payments (including prepayments) to be made by the Company in respect of Revolving Credit Loans hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders entitled thereto, at the Administrative Agent's office specified in subsection 13.2, in U.S. Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received.

         (ii) Each borrowing of Pounds Sterling Loans by the Company or the Foreign Subsidiary Borrower shall be made pro rata according to the Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Company or the Foreign Subsidiary Borrower on account of principal of and interest on Pounds Sterling Loans shall be allocated by the Administrative Agent pro rata according to the respective principal amounts of the Pounds Sterling Loans then due and owing by the Company or the Foreign Subsidiary Borrower to each Lender. All payments (including prepayments) to be made by the Company or the Foreign Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before 11:00 A.M. London Time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office located at Trinity Tower, 9 Thomas Moore Street, London, England E1 9YT, in Pounds Sterling Loan and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received.

         (iii) If any payment hereunder (other than payments on the Eurodollar Loans and the Pounds Sterling Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Pounds Sterling Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to such Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of Revolving Credit Loans) and
(ii) the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Pounds Sterling Loans), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the applicable Borrower shall repay such Lender's share of such borrowing (together with interest thereon from the date such amount was made available to such Borrower (i) at the rate per annum applicable to ABR Loans hereunder (in the case of amounts made available in U.S. Dollars) and (ii) the Administrative Agent's reasonable estimate of its average daily cost of funds PLUS the Applicable Margin applicable to Pounds Sterling Loans (in the case of a borrowing of Pounds Sterling Loans)) to the Administrative Agent not later than three Business Days after receipt of written notice from the Administrative Agent specifying such Lender's share of such borrowing that was not made available to such Administrative Agent, and the Borrower shall have the right to pursue any remedies against such Lender for its failure to make its portion of such borrowing available.

         (c) Unless the Administrative Agent shall have been notified in writing by any Borrower prior to a date on which a payment is due from such Borrower hereunder that such Borrower will not make such payment available to such Administrative Agent, the Administrative Agent may assume that such Borrower is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Lenders a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the due date therefor, the applicable Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of Revolving Credit Loans) and
(ii) the Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Pounds Sterling Loans), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         5.9 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Pounds Sterling Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Pounds Sterling Loans, continue Eurodollar Loans or Pounds Sterling Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loans, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as may be required by law and (c) such Lender's Pounds Sterling Loans shall be prepaid on the last day of the then current Interest Period with respect thereto or within such earlier period or may be required by law. If any such conversion of a Eurodollar Loan or repayment of a Pounds Sterling Loan occurs on a day which is not the last day of the then current Interest Period Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 5.11.

         5.10 REQUIREMENTS OF LAW. (a) In the event that the adoption of or any change in any Requirement of Law (or in the interpretation or application thereof) or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental
Authority:

             (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loans made by it or any Letter of Credit, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

             (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate or Eurocurrency Rate; or

             (iii) does or shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Loans or Letters of Credit which it issues or in which it holds Participating Interests, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon receipt of its demand setting forth in reasonable detail, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable, such additional amounts together with interest on each such amount from the date two Business Days after the date demanded until payment in full thereof at the ABR. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Administrative Agent, to the applicable Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of all amounts outstanding hereunder for a period of one year.

         (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Any request by any Lender for  compensation  under this  subsection
5.10 shall be accompanied by a certificate of a duly authorized officer of such Lender setting for such information and calculations supporting such request as such Lender shall customarily provide in similar situations.

         5.11 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Loans of such Lender, (b) default by such Borrower in making a borrowing or conversion after such Borrower has given a notice of borrowing or a notice of conversion in accordance with this Agreement, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with this Agreement or (d) the making of a prepayment of a Eurodollar Loan or Pounds Sterling Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans or Pounds Sterling Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained, but excluding, in each case, lost profit. This covenant shall survive termination of this Agreement and payment of all amounts outstanding hereunder.

         5.12 TAXES. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Administrative Agent and each Lender, income or franchise taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which such Lender's lending office is located or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from entering into this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being thereinafter called "NON-EXCLUDED TAXES"). Subject to the provisions of subsection 5.12(c), if any Non-Excluded Taxes are required to be withheld from any amounts payable by such Borrower to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes are paid by any Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. Subject to the provisions of subsection 5.12(c), if any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lenders as a result of any such failure.

         (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that, prior to the first date any payment is due to be made to it hereunder or under any Note, it will deliver to the Company and the Administrative Agent (A) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) two valid, duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments by the Borrower under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, (i) a certificate substantially in the form of Exhibit H (a "TAX STATUS CERTIFICATE") and (ii) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form, to establish in each case that such Lender is entitled to receive payments by the Borrowers under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes. Each Lender which delivers to the Company and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments by the Company under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (c) The Company shall not be required to pay any additional amounts to the Administrative Agent or any Lender (or Transferee except to the extent such Transferee's transferor was entitled, at the time of transfer, to receive additional amounts from the Company) in respect of United States withholding tax pursuant to subsection 5.12(a) if the obligation to pay such additional amounts would not have arisen but for a failure by the Administrative Agent or such Lender (or Transferee) to comply with the requirements of subsection 5.12(b) (or in the case of a Transferee, the requirements of subsection 13.6(h)).

         (d) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which the Foreign Subsidiary Borrower is incorporated or organized shall, upon request by the Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to the Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by the Foreign Subsidiary Borrower under this Agreement to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which the Foreign Subsidiary Borrower is incorporated or organized, PROVIDED that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (e) Except as otherwise provided in subsection 5.14(a), each Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection 5.12; PROVIDED, HOWEVER, that such efforts shall not impose on such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its sole judgment to be material.

         (f) The agreements in subsection 5.12(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder until the expiration of the applicable statute of limitations for such taxes.

         5.13 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans and the Pounds Sterling Loans shall be used for the general working capital and general corporate purposes of the Company and its Subsidiaries. The Letters of Credit shall be used for the general working capital purposes of the Company and its Subsidiaries.

         5.14 CHANGE IN LENDING OFFICE; REPLACEMENT OF LENDER. (a) Each Lender agrees that if it makes any demand for payment under subsection 5.10 or 5.12(a), or if any adoption or change of the type described in subsection 5.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for any Borrower to make payments under subsection 5.10 or 5.12(a), or would eliminate or reduce the effect of any adoption or change described in subsection 5.9.

         (b) If any Lender requests any payment under subsection 5.10 or 5.12(a), the Borrower shall have the right (i) to replace such Lender with one or more replacement lenders, each of which shall be reasonably acceptable to the Administrative Agent, or (ii) to replace only the Revolving Credit Commitments (and outstanding Extensions of Credit thereunder) with identical Commitments and/or Loans of one or more replacement lenders, each of which shall be reasonably acceptable to the Administrative Agent.


         SECTION 6.  REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans, and to induce the Issuing Lender to issue Letters of Credit, each Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

         6.1 FINANCIAL CONDITION. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand L.L.P., copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by the chief financial officer of the Company, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the respective nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 6.1, neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except for the Holland & Barrett Acquisition, during the period from September 30, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at September 30, 1996, other than the sale of inventory in the ordinary course of business.

         (b) The unaudited PRO FORMA balance sheets of the Company and its consolidated Subsidiaries as at June 30, 1997, certified by a Responsible Officer of the Company (collectively, the "PRO FORMA BALANCE Sheet"), copies of which have been furnished to each Lender, are the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries, adjusted to give effect (as if such events had occurred on such date) to the Holland and Barrett Acquisition, the incurrence of the Loans and the Subordinated Debt and the use of the proceeds thereof. The Pro Forma Balance Sheet, together with the notes thereto, was prepared in accordance with GAAP and reflects on a pro forma basis the financial position of the Company and its consolidated Subsidiaries as of June 30, 1997, as adjusted as described above, assuming that the events specified in the preceding sentence had actually occurred at such date.

         6.2 NO CHANGE. Since September 30, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified in any such jurisdiction could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party that is a party hereto or thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         6.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         6.6 NO MATERIAL LITIGATION. Except as set forth on Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Loan Parties, threatened by or against any Loan Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or
(b) which could reasonably be expected to have a Material Adverse Effect.

         6.7 NO DEFAULT. No Loan Party nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Loan Parties and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent that the failure to have such title would not have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by subsection 9.3. With respect to real property or interests in real property, as of the Closing Date, the Company has (i) fee title to all of the real property listed on Schedule 6.8 under the heading "Fee Properties" (each, a "FEE PROPERTY"), and (ii) good and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 6.8 under the heading "Leased Properties" (each, a "LEASED PROPERTY"), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Liens permitted pursuant to subsection 9.3, (B) as to Leased Property, the terms and provisions of the respective lease therefor and any matters affecting the fee title and any estate superior to the leasehold estate related thereto, and (C) title defects, or leases or subleases granted to others, which are not material to the Fee Properties or the Leased Properties, as the case may be, taken as a whole. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Company.

         6.9 INTELLECTUAL PROPERTY. Each Loan Party and each of its Subsidiaries owns, or is licensed to use or otherwise has the right to use, all trademarks, tradenames, copyrights, patents, trade secrets and other proprietary information that it uses in the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the knowledge of each Loan Party, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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

         6.10 NO BURDENSOME RESTRICTIONS. No Contractual Obligation of any Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         6.11 TAXES. Each Loan Party and each of its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Loan Parties, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Loan Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         6.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which has resulted or could result in any material liability to any Loan Party or Commonly Controlled Entity. No Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or which could result in any material liability of any Loan Party or Commonly Controlled Entity, and no Loan Party nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The Company has adopted FASB 106.

         6.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         6.15 SUBSIDIARIES. Schedule II sets forth all Subsidiaries of the Company as of the Closing Date.

         6.16 ENVIRONMENTAL MATTERS. Except to the extent that all of the following, taken together, could not reasonably be expected to result in a Material Adverse Effect or to result in the payment of Material Environmental
Amount:

         (a) The facilities and properties owned, leased or operated by each Loan Party or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

         (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Loan Party or any of its Subsidiaries (the "BUSINESS") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

         (c) Neither any Loan Party nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties or elsewhere in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary thereof is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

         (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Loan Party or any Subsidiary thereof in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

         6.17 SOLVENCY. Each Loan Party is, and after giving effect to the consummation of any Acquisition and to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         6.18 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and, after taking the actions described in Schedule 3 thereto, the Guarantee and Collateral Document shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral located in the State of New York and the proceeds thereof, as security for the Secured Obligations (as defined in the Guarantee and Collateral Document), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 9.3.

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

         (b) The English Security Documents are or will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described, and as defined, therein and proceeds thereof, and, after taking the actions described therein, the English Security Documents shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Secured Obligations (as defined in the English Security Documents), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 9.3.

         6.19 ACCURACY OF INFORMATION . No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole together with all other information provided in this Agreement, the other Loan Documents or any other such document, certificate or statement, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Administrative Agent or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Administrative Agent or any Lender. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.


         SECTION 7. CONDITIONS PRECEDENT

         7.1 CONDITIONS TO CLOSING DATE. The Closing Date shall occur on the date of satisfaction of the following conditions precedent:

         (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrowers, with a counterpart for each Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender and (iii) the English Security Document described in clause (i) of the definition thereof, executed and delivered by a duly authorized officer of the Loan Party party thereto, with a counterpart or a conformed copy for each Lender.

         (b) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Company and the other domestic Loan Parties, dated the Closing Date, substantially in the form of Exhibit G with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company and the domestic Loan Parties.

         (c) CORPORATE PROCEEDINGS OF THE COMPANY. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which the Company is a party, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall be in form and substance satisfactory to the

     Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (d) COMPANY INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

         (e) CORPORATE PROCEEDINGS OF SUBSIDIARIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Subsidiary of the Company which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (f) SUBSIDIARY INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Domestic Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

         (g) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

         (h) FEES. The Administrative Agent and the Lenders shall have received all invoiced fees and expenses required to be paid on the Closing Date.

         (i) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

               (i) the executed legal opinion of Michael C. Duban, counsel to the Company and the other Loan Parties, substantially in the form of Exhibit F-1;

               (ii) the executed legal opinion of Allen & Overy, special English counsel to the Company and the other Loan Parties, substantially in the form of Exhibit F-2; and

     each such legal opinion to cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (j) FINANCIAL STATEMENTS. The Administrative Agent shall have received, with a copy for each Lender, (i) audited consolidated financial statements of the Company and its consolidated Subsidiaries for the two most recent fiscal years ended prior to the Closing Date and unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Company, for the nine months ended June 30, 1997, (ii) unaudited interim consolidated financial statements of the Company and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Company, all such financial statements, including the related schedules and notes thereto, having been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein), (iii) audited consolidated financial statements of Holland & Barrett for the two most recent fiscal years ended prior to the Closing Date, (iv) unaudited interim consolidated financial statements of Holland & Barrett for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause
     (iii) of this paragraph as to which such financial statements are available, reasonably satisfactory to the Lenders and certified by the chief financial officer of the Company, all such financial statements, including the related schedules and notes thereto, having been prepared in accordance with UK GAAP applied consistently throughout the periods involved (except as approved by such accountants or chief financial officer, as the case may be, and as disclosed therein).

         (k) PRO FORMA BALANCE SHEET. The Administrative Agent shall have received, with a copy for each Lender, the Pro Forma Balance Sheet described in subsection 6.1(b).

         (l) BUSINESS PLAN. The Administrative Agent shall have received, with a copy for each Lender, a business plan for fiscal years 1997 - 2003 reasonably satisfactory to the Lenders.

         (m) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement and the English Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. All actions required to perfect the security interest in the pledged stock of the Foreign Subsidiary Borrower created pursuant to the English Security Documents shall have been taken.

         (n) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

         (o) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Company and its Subsidiaries in each of the jurisdictions and offices where assets of the Company and its Subsidiaries are located or recorded, and such search shall reveal no material liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by the Loan Documents.

         (p) SOLVENCY. The Administrative Agent shall have received, with a copy for each Lender a certificate substantially in the form of Exhibit I which shall document the solvency of the Company on a consolidated basis after giving effect to the Holland & Barrett Acquisition and the other transactions contemplated hereby.

         (q) CONSENTS, LICENSES AND APPROVALS. (i) All governmental and material third party approvals (including material landlords' and other consents) necessary or advisable in connection with the execution, delivery and performance of the Loan Documents and the Acquisition Documents and the continuing operation of the business of the Company and its Subsidiaries shall have been obtained and be in full force and effect, and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Company, any of its Subsidiaries or the Holland & Barrett Acquisition.

         (r) SUBORDINATED DEBT. The Company shall have received at least $148,750,000 gross proceeds from the issuance of the Subordinated Debt and deposited such gross proceeds in an escrow account maintained by Chase, such proceeds to be used to refinance short term indebtedness incurred to finance the Holland & Barrett Acquisition.

         7.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Extension of Credit is requested to be made:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

         (c) INTERIM FINANCING. Prior to the date upon which the Company shall have repaid (or arrangements satisfactory to the Administrative Agent have been made to repay) all obligations owing and outstanding under, and terminated (or arrangements satisfactory to the Administrative Agent have been made to terminate), the Reimbursement and Guarantee Agreement, dated as of August 7, 1997, between the Company and The Chase Manhattan Bank, the aggregate outstanding Loans and Letter of Credit Obligations shall not exceed $20,000,000.

Each Extension of Credit made to a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 7.2 have been satisfied.

         7.3 CONDITIONS TO INITIAL EXTENSION OF CREDIT TO THE FOREIGN SUBSIDIARY. The agreement of each Lender to make its initial Extension of Credit requested to be made by it to the Foreign Subsidiary Borrower, in addition to the satisfaction with the condition in Section 7.1 and 7.2, is subject to the satisfaction of the following conditions precedent as of the date such initial Extension of Credit is requested to be made:

         (a) ENGLISH SECURITY DOCUMENTS. The Administrative Agent shall have received each English Security Document referred to in clause (ii) of the definition thereof, executed and delivered by a duly authorized officer of the Loan Party party thereto, with a counterpart or a conformed copy for each Lender.

         (b) CORPORATE PROCEEDINGS OF THE FOREIGN SUBSIDIARY BORROWER. The Administrative Agent shall have received, with a counterpart for each

     Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Foreign Subsidiary Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which the Foreign Subsidiary Borrower is a party, certified by the Secretary or an Assistant Secretary (or like official) of the Foreign Subsidiary Borrower as of such initial date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (c) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Allen & Overy, special English counsel to the Company and the other Loan Parties covering customary matters as the Administrative Agent may reasonably require.

         (d) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the English Security Documents shall have been completed.

         (e) HOLLAND & BARRETT NOTES. The Administrative Agent shall have received, for the account of each Lender that shall so request, a promissory note of the Foreign Subsidiary Borrower reasonably satisfactory to the Administrative Agent and substantially similar to the form of Revolving Credit Note in Exhibit A--1 with appropriate changes, executed by a duly authorized officer of the Foreign Subsidiary Borrower.


         SECTION 8. AFFIRMATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan or Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the Company shall and shall cause each of its Subsidiaries to:

         8.1 FINANCIAL STATEMENTS. Furnish to each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, copies of the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing; and

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a

     Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);


all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that interim statements may exclude detailed footnote disclosure in accordance with standard practice).

         8.2 CERTIFICATES;  OTHER INFORMATION. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and (ii) in the case of financial statements referred to in subsections 8.1(a) and 8.1(b), including calculations and information demonstrating in reasonable detail compliance with the requirements of subsection 9.1;

                  (c) not later than 90 days following the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within five Business Days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and 8.1(b), to the extent not included in the financial statements and reports referred to in subsection 8.2(d), a management narrative report explaining all significant variances from forecasts, projections and previous results and all significant current developments in staffing, marketing, sales and operations; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         8.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         8.4 MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.5; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         8.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

         8.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon prior written notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and, in the presence of an officer of the Company, with its independent certified public accountants.

         8.7 NOTICES. Promptly give notice to the Administrative Agent (who shall promptly notify each Lender) of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding (including without limitation any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting the Company or any of its
     Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

         (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         8.8 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that any failures could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the payment of Material Environmental Amount.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

         8.9 ADDITIONAL SUBSIDIARIES. (a) With respect to any Domestic Subsidiary of the Company created or acquired after the Closing Date by the Company, promptly (i) cause such Subsidiary to become a party to the Guarantee and Collateral Agreement, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, executed in blank, securing such Subsidiary's obligations under such guarantee and covering the types of assets covered by the Guarantee and Collateral Agreement, (iii) take all required actions to perfect the security interests created by the Guarantee and Collateral Agreement in the assets of such Subsidiary and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) through (iii) which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (b) With respect to each direct Material Foreign Subsidiary of the Company or any Domestic Subsidiary acquired or formed after the Closing Date, promptly after the acquisition or formation thereof, execute and deliver and cause each such Foreign Subsidiary to execute and deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, such documents and instruments (including, without limitation, pledge agreements) and take such action (including, without limitation, the delivery of stock certificates and instruments) as the Administrative Agent may reasonably request in order to grant to the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, a first priority perfected security interest in 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of, or equivalent ownership interests in, such Foreign Subsidiary, along with any warrants, options, or other rights to acquire the same, in all cases to the extent legally permissible and practicable and deliver to the Administrative Agent such legal opinions as it shall reasonably request with respect thereto.

         (c) If requested by the Administrative Agent, grant in favor of the Administrative Agent, for the benefit of the Lenders, Liens on any other assets other than real property hereafter acquired by the Company or any Domestic Subsidiary and on previously encumbered assets which become unencumbered, to the extent such Liens are then permissible under applicable law and pursuant to any agreements to which the Company or its Subsidiaries are a party, pursuant to documentation in form and substance satisfactory to the Administrative Agent.

         SECTION 9. NEGATIVE COVENANTS

         The Company hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan or Reimbursement Obligation remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         9.1 FINANCIAL CONDITION COVENANTS

         (a) Maintain at the end of each fiscal quarter of the Company a Consolidated Fixed Charge Coverage Ratio of less than the ratio set forth below opposite the period in which such date occurs:

        PERIOD                                                    RATIO
        ------                                                    -----

        Closing Date through September 29, 1998                   1.50

        September 30, 1998 through September 29, 1999             1.65

        September 30, 1999 through September 29, 2000             2.25

        September 30, 2000 - Thereafter                           3.00

         (b) MAINTENANCE OF CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA RATIO. Permit the ratio of (i) Consolidated Indebtedness on any date during any test period set forth below to (ii) Consolidated EBITDA for the four fiscal quarters most recently ended prior to such date, to be greater than the amount set forth opposite such test period below:

       TEST PERIOD                                                RATIO
       -----------                                                -----

       Closing Date through September 29, 1998                    3.75

       September 30, 1998 through September 29, 1999              3.50

       September 30, 1999 - Thereafter                            3.00

         (c) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth on any date during any test period set forth below to be less than the amount set forth opposite such test period below for such fiscal year:

TEST PERIOD                                                  AMOUNT
-----------                                                  ------

      Closing Date through
       September 29, 1998                                   $110,000,000

      September 30, 1998 through
       September 29, 1999                                   $120,000,000

      September 30, 1999 through
       September 29, 2000                                   $135,000,000

      September 30, 2000 through
       September 29, 2001                                   $160,000,000

      September 30, 2001 through
       September 29, 2002                                   $190,000,000

      September 30, 2002 through
       September 29, 2003                                   $230,000,000

      September 30, 2003 -
       Thereafter                                           $275,000,000

         9.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of the Borrowers under this Agreement;

         (b) Subordinated Debt in an aggregate principal amount not to exceed $150,000,000 less all repayments of principal thereof;

         (c) existing Indebtedness of the Company listed on Schedule 9.2;

         (d) Indebtedness of the Company to any Subsidiary of the Company and of any Domestic Subsidiary to the Company or to any other Subsidiary of the Company;

         (e) Indebtedness under sale and leaseback transactions permitted by subsection 9.12;

         (f) Indebtedness of the Company under Hedge Agreements entered into solely to hedge interest rate exposure and not for speculative purposes;

         (g) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including obligations under Financing Leases and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (g), and the aggregate amount of sale-leaseback transactions permitted under subsection 9.12 theretofore consummated, shall not exceed $10,000,000 at any time outstanding;

         (h) Indebtedness of any Person that becomes a Subsidiary after the date hereof; PROVIDED that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (h) not exceed $1,000,000 at any time outstanding;

         (i)   Indebtedness  of  any  Foreign   Subsidiaries,   in  addition  to
     Indebtedness permitted by paragraph (j), in an aggregate amount not in excess of $1,000,000 at any time outstanding; and

         (j) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary.

         9.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person;

         (f) Existing Liens listed on Schedule 9.3;

         (g) Liens securing Indebtedness of the Borrower permitted by subsection 9.2(g) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise), PROVIDED that
     (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property at the time it was acquired;

         (h) Liens on current assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under subsection 9.2(i);

         (i) Liens (not otherwise permitted hereunder) which secure obligations in aggregate amount at any time outstanding not exceeding (as to the Borrower and all Subsidiaries), and on property with an aggregate value not exceeding, $1,000,000; and

         (j) Liens created pursuant to the Security Documents.

         9.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) Guarantee Obligations in existence on the date hereof and listed on
     Schedule 9.4;

         (b) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

         (c) guarantees made in the ordinary course of its business by the Company of obligations (other than Indebtedness) of any of its Domestic Subsidiaries, which obligations are otherwise permitted under this Agreement;

         (d) the guarantee by the Company under this Agreement and guarantee by the Domestic Subsidiaries under the Guarantee and Collateral Agreement;

         (e) guarantees of any Foreign Subsidiary of the obligations of any other Foreign Subsidiary; and

         (f) guarantees by the Company of obligations of Foreign Subsidiaries in
     an  aggregate   amount  not  in  excess  of  $1,000,000  at  any  one  time outstanding.

         9.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (PROVIDED that if a Domestic Subsidiary is a party to such transaction, such Domestic Subsidiary shall be the continuing or surviving corporation); and

         (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Domestic Subsidiary of the Company.

         9.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Domestic Subsidiary, except:

         (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory in the ordinary course of business;

         (c) as permitted by subsection 9.5(b); and

         (d) the sale or other disposition of any other property at fair market value for consideration not in excess of $1,000,000 in the aggregate in any fiscal year.

         9.7 LIMITATION ON DIVIDENDS AND OTHER RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary thereof (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS") except (a) as permitted by subsections 9.5 and 9.9, and (b) any Subsidiary may pay dividends to the Company or any other Subsidiary.

         9.8 LIMITATION ON CAPITAL EXPENDITURES. Make any Capital Expenditure except for Capital Expenditures by the Company and its Subsidiaries in the ordinary course of business not exceeding, in the aggregate during any fiscal year of the Company $40,000,000.

         9.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $100,000 at any one time outstanding;

         (d) investments by the Company or its Subsidiaries in any wholly-owned Subsidiary of the Company which has complied with the conditions set forth in subsection 8.9(a) or any wholly-owned Foreign Subsidiary which has complied with the conditions set forth in subsection 8.9(b); PROVIDED that the aggregate amount of all such advances, loans, investments, transfers or guarantees outstanding at any time made to or on behalf of the Foreign Subsidiaries shall not exceed $10,000,000;

         (e) Acquisitions; PROVIDED, the aggregate amount of investments (whether cash, securities or other consideration) permitted each year pursuant to this paragraph (f) shall not exceed, in the aggregate in any fiscal year, the sum of $3,000,000; and

         (f) additional investments not to exceed $1,000,000 in the aggregate while this Agreement is outstanding.

         9.10 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans), (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (excluding the Loans) (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or



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extend the date for payment of interest thereon), or (c) amend, modify or change the subordination provisions of any Subordinated Debt.

         9.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         9.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary; provided, that such sale leaseback transactions in an amount of, together with the aggregate principal amount of Indebtedness permitted under subsection 9.2(g) and (h) then outstanding, up to $10,000,000 in the aggregate while this Agreement is in effect may be consummated by the Company, provided that the Company will not mortgage any existing Real Property (including the Gel-Cap Facility).

         9.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Company to end on a day other than September 30.

         9.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement, (b) the Subordinated Debt and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         9.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the vitamins and healthfood businesses.


         SECTION 10. GUARANTEE

         10.1 GUARANTEE. (a) The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owed by it (the "FOREIGN SUBSIDIARY OBLIGATIONS").

         (b) The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel), which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Foreign Subsidiary Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Foreign Subsidiary Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Foreign Subsidiary Obligations.

         (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any

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

Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Foreign Subsidiary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Foreign Subsidiary Obligations until the Foreign Subsidiary Obligations are paid in full and the Commitments are terminated.

         (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

         10.2 NO SUBROGATION. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Foreign Subsidiary Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Foreign Subsidiary Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Foreign Subsidiary Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Foreign Subsidiary Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this paragraph shall be effective notwithstanding the termination of this Agreement and the payment in full of the Foreign Subsidiary Obligations and the termination of the Commitments.

         10.3 AMENDMENTS, ETC. WITH RESPECT TO THE FOREIGN SUBSIDIARY OBLIGATIONS; WAIVER OF RIGHTS. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Foreign Subsidiary Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Foreign Subsidiary Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Foreign Subsidiary Obligations may be sold, exchanged, waived, surrendered or released. None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Foreign Subsidiary Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         10.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Foreign Subsidiary Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Foreign Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrowers and the Company, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Foreign Subsidiary Borrower and the Company with respect to the Foreign Subsidiary Obligations. This Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Foreign Subsidiary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Foreign Subsidiary Borrower for the Foreign Subsidiary Obligations, or of the Company under this Section 10, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Company, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Foreign Subsidiary Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. This Section 10 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the
Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Foreign Subsidiary Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Foreign Subsidiary Obligations.

         10.5 REINSTATEMENT. This Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Foreign Subsidiary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

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

         10.6 PAYMENTS. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Foreign Subsidiary Obligations, including, without limitation, in the currency in which payment is due.


         SECTION 11. EVENTS OF DEFAULT

         Upon the occurrence of any of the following events:

         (a) Any Borrower shall fail to pay (i) any principal of any Loans or any Reimbursement Obligations when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms thereof or hereof or (ii) any interest on any Loans, or any fee or other amount payable hereunder, within five days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Company or any other Loan Party shall default in the observance or performance of any negative covenant contained in Section 9 or in any Security Document to which it is a party; or

         (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document other than as provided in (a) through (c) above, and such default shall continue unremedied for a period of 30 days; or

         (e) Any Loan Document shall cease, for any reason, to be in full force and effect, or the Company or any other Loan Party shall so assert; or any security interest created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (f) The subordination provisions contained in any instrument pursuant to which the Subordinated Debt was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms; or

         (g) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under this Agreement), in the payment of any Guarantee Obligation or in the payment of any Hedge Agreement Obligation, where, in any case or in the aggregate, the principal amount thereof then outstanding exceeds $1,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Guarantee Obligation or Hedge Agreement Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Hedge Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Hedge Agreement Obligation or, beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

         (h) (i) The Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company, any Domestic Subsidiary or any Material Foreign Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company, any Domestic Subsidiary or any Material Foreign Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company, any Domestic Subsidiary or any Material Foreign Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (i) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,
     (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

         (j) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (k) (i) Any Person or "group" (within the meaning of Section 13(d) or 15(d) of the Exchange Act), other than any Person or group owning 20% or more of the Capital Stock of the Company on the date hereof (A) shall have acquired, combined with previous holdings, beneficial ownership of 25% or more of any outstanding class of capital stock of the Company having ordinary voting power in the election of directors or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company's directors or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (h) or (ii) of paragraph (i) above with respect to the Company or if such event is an Event of Default specified in clause (g) above resulting from the acceleration of the Subordinated Debt automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Reimbursement Obligations, regardless of whether or not such Reimbursement Obligations are then due and payable) shall immediately become due and payable, and (B) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;
(ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the direction of the Majority Lenders, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts payable in respect of Letters of Credit whether or not the beneficiaries thereof shall have presented the drafts and other documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the Administrative Agent may, and upon the direction of the Majority Lenders shall, exercise any and all remedies and other rights provided pursuant to this Agreement and/or the other Loan Documents.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Participating Lenders, a security interest in such cash collateral to secure all obligations of the Company under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Company shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 12. THE ADMINISTRATIVE AGENT AND THE ARRANGER

         12.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         12.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         12.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         12.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request


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

and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         12.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         12.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the
Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action  under  this  Agreement  and the other Loan  Documents,  and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         12.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Company to do so), ratably according to their respective Aggregate Revolving Credit Outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Aggregate Revolving Credit Outstanding immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the

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

Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         12.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         12.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         12.10 ISSUING LENDER AND COLLATERAL AGENT. Each Lender hereby acknowledges that the provisions of this Section 12 shall apply to the Issuing Lender, in its capacity as issuer of any Letter of Credit, and the Collateral Agent, in its capacity under the other Loan Documents, in the same manner as such provisions are expressly stated to apply to the Administrative Agent.

         SECTION 13. MISCELLANEOUS

         13.1 AMENDMENTS AND WAIVERS. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection
13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (i) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrowers hereunder or thereunder or (ii) waive at the Company's request, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

         (A) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby;

         (B) amend, supplement, modify or waive any provision of this subsection
     13.1 or reduce the percentages specified in the definition of "Majority Lenders" or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all the Lenders;

         (C) amend, supplement, modify or waive any provision of Section 12 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent without the consent of the then Administrative Agent;

         (D) extend the expiring date on any Letter of Credit beyond the Revolving Credit Termination Date without the consent of each Lender; or

         (E) release the guarantee contained in Section 10 or, except as permitted under subsection 9.6, the Guarantee and Collateral Agreement or all or a substantial portion of the Collateral under, and as defined in, the Security Documents without the consent of each Lender.

Any waiver and any amendment, supplement or modification pursuant to this subsection 13.1 shall apply to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans and the Reimbursement Obligations. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         13.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers, the Issuing Lender and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrowers:                   c/o NBTY, Inc.
                                           90 Orville Drive
                                           Bohemia, New York  11716-2510
                                           Attention: Harvey Kamil
                                           Fax:  (516) 567-7148

          The Administrative
           Agent, the Issuing
           Lender or SwingLine
           Lender:                         The Chase Manhattan Bank
                                           Loan & Agency Services Group
                                           One Chase Manhattan Plaza, 8th Floor
                                           New York, New York  10081
                                           Attention:  Janet Belden
                                           Fax:  (212) 552-5658



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

PROVIDED that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or the Lenders pursuant to subsection 2.2, 2.4, 2.5, 3.2, 4.2 or 5.2 shall not be effective until received.

         13.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         13.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder until all obligations hereunder and under the other Loan Documents have been paid in full and the Commitments hereunder have been terminated.

         13.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred during the continuance of any Default or Event of Default in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and related documents or the use of the proceeds of the Loans, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that the Company shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities solely arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder for a period of one year.

         13.6 SUCCESSORS AND ASSIGNS; PARTICIPATION AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns,


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

except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 13.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 5.9, 5.10, 5.11 and 5.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 5.12, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or to an additional bank or financial institution (an "ASSIGNEE"), in the case of any assignment relating to Loans to such an additional bank or financial institution with the consent of the Company and the Administrative Agent (which consents in each case shall not be unreasonably withheld), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, to the extent required, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Revolving Credit Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Revolving Credit Commitment remaining with the assigning Lender are each not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection and subsection 13.6(e), the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Company, for any assignment which occurs at any time when any of the events described in clause (h) of Section 11 shall have occurred and be continuing.

         (d) The Administrative Agent shall, on behalf of the Company, maintain at the address of the Administrative Agent referred to in subsection 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder or under any Note as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder or under any Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of any assignment relating to Revolving Credit Loans to an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent, to the extent required by subsection 13.6(c)) together with payment to the Administrative Agent by the assigning Lender or Assignee of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an Affiliate of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, subject to the provisions of subsection 13.18, any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         (h) If, pursuant to this subsection 13.6, any interest in this Agreement or any Note or Letter of Credit is transferred to any Transferee which is not incorporated or organized under the laws of the United States of America or a state thereof, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrowers) that under applicable law and treaties no Non-Excluded Taxes will be required to be withheld by the Administrative Agent, any Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans or Participating Interests, (ii) to furnish to the assigning Lender, the Administrative Agent and the Company, such forms and certificates required to be furnished pursuant to subsection 5.12(b) and
(iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrowers) to be bound by the provisions of subsections 5.12(b) and (c).

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

         13.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans owing to it by any Borrower, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (h) of Section 11 or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it by such Borrower, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan owing to it by such Borrower, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

         13.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Company and the Administrative Agent.

         13.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         13.12 SUBMISSION TO JURISDICTION; WAIVERS. (a) Each Borrower hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

         (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) The Foreign Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in subsection 13.12(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notice set forth in subsection 13.2.

         13.13 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agents and the Lenders, on the one hand, and the Company's, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         13.14 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         13.15 POWER OF ATTORNEY. The Foreign Subsidiary Borrower hereby grants to Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. The Foreign Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by the Foreign Subsidiary Borrower hereunder is coupled with an interest.

         13.16 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

         13.17 CONFIDENTIALITY. Each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of information designated in writing as confidential and provided to it by the Company or any Subsidiary in connection with this Agreement; PROVIDED, HOWEVER, that any Lender may disclose such information (a) at the request of any regulatory authority having supervisory jurisdiction over it or in connection with an examination of such Lender by any such authority, (b) pursuant to subpoena or other court process,
(c) when required to do so in accordance with the provisions of any applicable law, (d) at the direction of any other Governmental Authority, (e) to such Lender's Affiliates, independent auditors and other professional advisors or (f) to any Transferee or potential Transferee; PROVIDED that such Transferee agrees in writing to comply with the provisions of this subsection 13.17.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                            NBTY, INC.



                            By: /s/ Harvey Kamil
                               ------------------------------------------
                               Title: Executive Vice President


                            HOLLAND & BARRETT HOLDINGS LIMITED



                            By: /s/ Harvey Kamil
                               ------------------------------------------
                               Title: Director




                            THE CHASE  MANHATTAN  BANK,
                            as Administrative Agent and
                            as a  Lender,  and as Swing
                            Line  Lender and as Issuing
                            Lender



                            By: /s/ Barbara G. Bertschi
                               ------------------------------------------
                               Title: Vice President




                            KEYBANK NATIONAL ASSOCIATION



                            By: /s/ Joseph F. Burns
                               ------------------------------------------
                               Title: Vice President

                            THE BANK OF NOVA SCOTIA



                            By: /s/ J. Alan Edwards
                               ------------------------------------------
                               Title: Authorized Signatory




                           EUROPEAN AMERICAN BANK



                           By: /s/ Stewart N. Berman
                              ------------------------------------------
                              Title: Vice President




                           IBJ SCHRODER BANK & TRUST COMPANY



                           By: /s/ Mary McLaughlin
                              ------------------------------------------
                              Title: Vice President

                                                                      SCHEDULE I
                                                                      ----------



                             COMMITMENTS; ADDRESSES




================================================================================
              Lender                                        Revolving Credit
                                                               Commitment
--------------------------------------------------------------------------------
The Chase Manhattan Bank                                            $13,000,000
760 Jericho Turnpike, Suite 306
Woodbury, New York  11797
Telecopy:  (516) 364-3307
Attention:  Barbara G. Bertschi
--------------------------------------------------------------------------------

KeyBank National Association                                        $10,000,000
1377 Motor Parkway
Islandia, New York  11788
Telecopy:  (516) 233-4048
Attention:  Joseph F. Burns
--------------------------------------------------------------------------------

Bank of Nova Scotia                                                  $9,000,000
One Liberty Plaza
New York, New York  10006
Telecopy:  (212) 225-5145
Attention:  Tilsa Cora
--------------------------------------------------------------------------------

European American Bank                                               $9,000,000
730 Veterans Memorial Highway
Hauppauge, New York  11788-2780
Telecopy:  (516) 360-7112
Attention:  Stuart N. Berman
--------------------------------------------------------------------------------

I.B.J. Schroder Bank & Trust Company                                 $9,000,000
1 State Street, 9th Floor
New York, New York  10004
Telecopy:  (212) 858-2768
Attention:  Mark Weitekamp

TOTAL                                                               $50,000,000
================================================================================

                                                                    EXHIBIT A-1


                          FORM OF REVOLVING CREDIT NOTE



$                                                             New York, New York
 ---------                                                   September __ , 1997


         FOR VALUE RECEIVED, the undersigned, NBTY, INC., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of ________ (the "LENDER") at the office of THE CHASE MANHATTAN BANK, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) __________ DOLLARS ($__), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 6.1 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Revolving Credit Loan.

         This Note (a) is one of the Revolving Credit Notes referred to in the Credit and Guarantee Agreement dated as of September , 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Foreign Subsidiary Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             NBTY, INC.



                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------



                                                                                                                          Schedule A
                                                                                                            to Revolving Credit Note
                                                                                                            ------------------------


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

                                   Amount                                Amount of ABR Loans
                                Converted to    Amount of Principal of      Converted to        Unpaid Principal
  Date   Amount of ABR Loans      ABR Loans        ABR Loans Repaid       Eurodollar Loans    Balance of ABR Loans  Notation Made By

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

-------- --------------------- --------------- ------------------------ --------------------- --------------------- ----------------

======== ===================== =============== ======================== ===================== ===================== ================





                                                                                                                          Schedule B
                                                                                                            to Revolving Credit Note
                                                                                                            ------------------------


       LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------
                             Amount       Interest Period and   Amount of Principal  Amount of Eurodollar Unpaid Principal
         Amount of        Converted to   Eurodollar Rate with   of Eurodollar Loans   Loans Converted to     Balance of     Notation
Date  Eurodollar Loans  Eurodollar Loans     Respect Thereto         Repaid            ABR Loans          Eurodollar Loans   Made By

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

----- ---------------- ---------------- ---------------------- -------------------- --------------------- ----------------  --------

===== ================ ================ ====================== ==================== ===================== ================  ========


                                                                     EXHIBIT A-2
                                                                     -----------




                             FORM OF SWING LINE NOTE



$
 --------                                                     New York, New York
                                                             September    , 1997
                                                                       ---

         FOR VALUE RECEIVED, the undersigned, NBTY, INC., a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of _________ (the "LENDER") at the office of THE CHASE MANHATTAN BANK, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ___________ DOLLARS ($___ ), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Company pursuant to subsection ____ of the Credit Agreement, as hereinafter defined. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 6.1 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Swing Line Loan.

         This Note (a) is the Swing Line Notes referred to in the Credit and Guarantee Agreement dated as of September , 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Foreign Subsidiary Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             NBTY, INC.



                                   By:
                                      ------------------------------------

                                   Name:
                                        ----------------------------------

                                   Title:
                                         ---------------------------------

                                                            EXHIBIT B
                                                            TO CREDIT AND
                                                            GUARANTEE AGREEMENT
                                                            --------------------



================================================================================



                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                                   NBTY, INC.

                      and the other Grantors parties hereto

                                   in favor of


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                         Dated as of September [ ], 1997




================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SECTION 1.  DEFINED TERMS.................................................... 1

       1.1 Definitions....................................................... 1

       1.2 Other Definitional Provisions..................................... 5

SECTION 2.  GUARANTEE........................................................ 6

       2.1  Guarantee........................................................ 6
       2.2  Right of Contribution............................................ 6
       2.3  No Subrogation................................................... 7
       2.4  Amendments, etc. with respect to the Borrower Obligations........ 7
       2.5  Guarantee Absolute and Unconditional............................. 7
       2.6  Reinstatement.................................................... 8
       2.7  Payments......................................................... 8

SECTION 3.  GRANT OF SECURITY INTEREST....................................... 8

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................... 9

       4.1  Representations in Credit Agreement.............................. 9
       4.2  Title; No Other Liens............................................ 9
       4.3  Perfected First Priority Liens................................... 10
       4.4  Chief Executive Office........................................... 10
       4.5  Inventory and Equipment.......................................... 10
       4.6  Farm Products.................................................... 10
       4.7  Pledged Securities............................................... 10
       4.8  Receivables...................................................... 11
       4.9  Intellectual Property............................................ 11

SECTION 5.  COVENANTS........................................................ 11

       5.1  Covenants in Credit Agreement.................................... 11
       5.2  Delivery of Instruments and Chattel Paper........................ 11
       5.3  Maintenance of Insurance......................................... 12
       5.4  Payment of Obligations........................................... 12
       5.5  Maintenance of Perfected Security Interest; Further Documentation.12
       5.6  Changes in Locations, Name, etc.................................. 13
       5.7  Notices.......................................................... 13
       5.8  Pledged Securities............................................... 13
       5.9  Receivables...................................................... 14
       5.10  Intellectual Property........................................... 14

SECTION 6.  REMEDIAL PROVISIONS.............................................. 16

       6.1  Certain Matters Relating to Receivables.......................... 16
       6.2  Communications with Obligors; Grantors Remain Liable............. 16
       6.3  Pledged Stock.................................................... 17

       6.4  Proceeds to be Turned Over To Administrative Agent............... 18
       6.5  Application of Proceeds.......................................... 18
       6.6  Code and Other Remedies.......................................... 18
       6.7  Private Sales.................................................... 19
       6.8  Waiver; Deficiency............................................... 19

SECTION 7.  THE ADMINISTRATIVE AGENT......................................... 20

       7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc...... 20
       7.2  Duty of Administrative Agent..................................... 21
       7.3  Execution of Financing Statements................................ 22
       7.4  Authority of Administrative Agent................................ 22

SECTION 8.  MISCELLANEOUS.................................................... 22

       8.1  Amendments in Writing............................................ 22
       8.2  Notices.......................................................... 22
       8.3  No Waiver by Course of Conduct; Cumulative Remedies.............. 22
       8.4  Enforcement Expenses; Indemnification............................ 23
       8.5  Successors and Assigns........................................... 23
       8.6  Set-Off.......................................................... 23
       8.7  Counterparts..................................................... 24
       8.8  Severability..................................................... 24
       8.9  Section Headings................................................. 24
       8.10  Integration..................................................... 24
       8.11  GOVERNING LAW................................................... 24
       8.12  Submission To Jurisdiction; Waivers............................. 24
       8.13  Acknowledgements................................................ 25
       8.14  WAIVER OF JURY TRIAL............................................ 25
       8.15  Additional Grantors............................................. 25
       8.16  Judgment........................................................ 25
       8.17  Releases........................................................ 26

SCHEDULES

Schedule 1   Notice Addresses of Guarantors
Schedule 2   Description of Pledged Securities
Schedule 3   Filings and Other Actions Required to Perfect Security Interests
Schedule 4   Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5   Location of Inventory and Equipment
Schedule 6 Copyrights and Copyright Licenses; Patents and Patent Licenses; Trademark and Trademark Licenses
Schedule 7   Existing Prior Liens

         GUARANTEE AND COLLATERAL AGREEMENT, dated as of September __, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") from time to time parties to the Credit and Guarantee Agreement, dated as of September , 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among NBTY, INC., a Delaware corporation (the "COMPANY"), the Foreign Subsidiary Borrower parties thereto (together with the Company, the "BORROWERS"), the Lenders and the Administrative Agent.


                              W I T N E S S E T H:
                              -------------------

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

         WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor;

         WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

         WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

         1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

         (b) The following terms shall have the following meanings:

         "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "BORROWER OBLIGATIONS": in respect of any Borrower, the collective reference to the unpaid principal of and interest on the Loans made to such

     Borrower, the Reimbursement Obligations of such Borrower and all other obligations and liabilities of such Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of such Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, and including, with respect to the Company, its guarantee obligations pursuant to Section 12 of the Credit Agreement) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by such Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of any of the foregoing agreements).

         "COLLATERAL": as defined in Section 3.

         "COLLATERAL  ACCOUNT":   any  collateral  account  established  by  the
     Administrative Agent as provided in Section 6.1 or 6.4.

         "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

         "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Copyright License is not prohibited by such Copyright License without the consent of any other party thereto, would not give any other party to such Copyright License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Copyright License.

         "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such

     Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

         "GUARANTOR OBLIGATIONS": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations of all Borrowers and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "GUARANTORS": the collective reference to each Grantor other than the Company.

         "HEDGE AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

         "ISSUERS":  the  collective  reference  to  each  issuer  of a  Pledged
     Security.

         "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "OBLIGATIONS":   (i)  in  the  case  of  each  Borrower,  its  Borrower

     Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

         "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

         "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Patent License is not prohibited by such Patent License without the consent of any other party thereto, would not give any other party to such Patent License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Patent License.

         "PLEDGED NOTES": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

         "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock.

         "PLEDGED STOCK": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever pledged pursuant to subsection 8.9 of the Credit Agreement.

         "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

         "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "SECURITIES ACT": the Securities Act of 1933, as amended.

         "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

         "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such Trademark License is not prohibited by such Trademark License without the consent of any other party thereto, would not give any other party to such Trademark License the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such Trademark License.

         "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

         1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.




                              SECTION 2. GUARANTEE

         2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of all Borrowers.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations of one or more Borrowers may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

         (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

         (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of such Borrower Obligations or any payment received or collected from such Guarantor in respect of such Borrower Obligations), remain liable for the Borrower Obligations of all Borrowers up to the maximum liability of such Guarantor hereunder until all Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

         2.2 RIGHT OF CONTRIBUTION. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

         2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.

For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in the currency in which such payment is due pursuant to the Credit Agreement at the relevant payment office specified in the Credit Agreement.


                      SECTION 3. GRANT OF SECURITY INTEREST

         Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

         (a) all Accounts;

         (b) all Chattel Paper;

         (c) all Documents;

         (d) all Equipment;

         (e) all General Intangibles;

         (f) all Instruments;

         (g) all Intellectual Property;

         (h) all Inventory;

         (i) all Pledged Securities;

         (j) all books and records pertaining to the Collateral; and

         (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

         4.1 REPRESENTATIONS IN CREDIT AGREEMENT. In the case of each Guarantor, the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

         4.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others except Liens permitted to exist pursuant to the Credit Agreement. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

         4.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral located in New York State in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on Schedule 7 and except to the extent that filings outside the United States might be required to perfect such security interest in non-U.S. intellectual property.

         4.4 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

         4.5 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
SCHEDULE 5.

         4.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.7 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such

Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, except that the shares of Pledged Stock of any Issuer which is a Foreign Subsidiary constitute no more than 65% of all the issued and outstanding Capital Stock of such Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and, to the extent the same are shares of Capital Stock of a corporation, are fully paid and nonassessable.

         (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         4.8 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

         (b) Receivables in respect of which a Governmental Authority is the obligor do not constitute more than 5%, in face amount, of all Receivables.

         (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

         4.9  INTELLECTUAL  PROPERTY.  (a)  Schedule  6 lists  all  Intellectual
Property   owned  by  such   Grantor  in  its  own  name  on  the  date  hereof.

         (b) On the date hereof, to the best of such Grantor's knowledge, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

         (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

         (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                              SECTION 5. COVENANTS

         Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

         5.1 COVENANTS IN CREDIT AGREEMENT. In the case of each Guarantor, such Guarantor shall comply with and perform each covenant set forth in the Credit Agreement applicable thereto as if such Guarantor were a party to the Credit Agreement.

         5.2 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral in excess of $1,000,000 shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

         5.3 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

         (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

         (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of February in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

         5.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.5 MAINTENANCE OF PERFECTED SECURITY INTEREST;  FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

         5.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

         (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5;

         (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

         (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

         5.7 NOTICES. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

         (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

         (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         5.8 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations, provided that the foregoing shall not require any Grantor to so deliver any such Capital Stock of any Issuer which is a Foreign Subsidiary if, as a result thereof, the Capital Stock of such Foreign Subsidiary pledged hereunder would exceed 65% of all Capital Stock of such Foreign Subsidiary. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

         (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.3(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) with respect to the Pledged Securities issued by it.

         5.9 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

         (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         5.10 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) use such Trademark with any appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

         (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

         (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

         (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

         (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any State of the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any State of the United States, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the
Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


                         SECTION 6. REMEDIAL PROVISIONS

         6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time (but not more frequently than once per fiscal quarter), upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time and only at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 0, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At the Administrative Agent's request, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Credit Agreement shall prescribe, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor  hereby  authorizes  and instructs  each Issuer of any

Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.

         6.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 0.

         6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Credit Agreement prescribes, and any part of such funds which the Credit Agreement does not require to be applied in payment of the Obligations and which Administrative Agent deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

         6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.

         6.7 PRIVATE SALES. (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.


                       SECTION 7. THE ADMINISTRATIVE AGENT

         7.1 ADMINISTRATIVE  AGENT'S APPOINTMENT AS  ATTORNEY-IN-FACT,  ETC. (a)

Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

         (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

         (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

         (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
     (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

         7.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

         8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent of the Credit Agreement, subject to the terms of the Credit Agreement.

         8.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 13.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 13.5 of the Credit Agreement.

         (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         8.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the
Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

         8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12  SUBMISSION  TO   JURISDICTION;   WAIVERS.   Each  Grantor  hereby
irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential damages.

         8.13 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

         8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         8.15 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 8.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         8.16 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of each Grantor in respect of any sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Grantor agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Administrative Agent or any Lender the Administrative Agent or, such Lender agrees to remit to such Borrower such excess.

         8.17 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.



                                           NBTY, INC.



                                           By:
                                              Title:
                                                    ---------------------------

                                           NATURE'S BOUNTY INC.,
                                           NATURE'S BOUNTY, INC.,
                                           VITAMIN WORLD, INC.,
                                           PURITAN'S PRIDE, INC.
                                           ARCO PHARMACEUTICALS, INC.
                                           NATURAL WEALTH NUTRITION CORPORATION,
                                           FOUNTAIN PUBLISHING, INC.
                                           OMNI VITAMIN AND NUTRITION CORP.,
                                           UNITED VITAMIN MANUFACTURING CORP.,
                                           THE HUDSON CORPORATION,
                                           GOOD'N NATURAL MANUFACTURING CORP.,
                                           BEAUTIFUL VISIONS, NEW YORK CORP.,
                                           PRIME NATURAL HEALTH LABORATORIES,
                                           INC.,
                                           AMERICAN HEALTH, INC.,
                                           NATURE'S BOUNTY MANUFACTURING CORP.,
                                           NABARCO ADVERTISING ASSOCIATES, INC.,
                                           HERBAL HARVEST, INC.


                                           By:
                                              Title:
                                                    ----------------------------

                                           THE CHASE MANHATTAN BANK, as
                                           Administrative Agent



                                           By:
                                              Title:
                                                    ----------------------------

STATE OF NEW YORK        )
                  ss:
COUNTY OF                )



         On August __, 1997, before me personally came ____________, to me known, who, by me duly sworn, did depose and say that deponent resides at _____________________________, deponent is ______________________ of each of
Nature's Bounty Inc., Nature's Bounty, Inc., Vitamin World, Inc., Puritan's Pride, Inc., Arco Pharmaceuticals, Inc., Natural Wealth Nutrition Corporation, Fountain Publishing, Inc., Omni Vitamin and Nutrition Corp., United Vitamin
Manufacturing Corp., The Hudson Corporation, Good 'N Natural Manufacturing Corp., Beautiful Visions, New York Corp., Prime Natural Health Laboratories, Inc., American Health, Inc., Nature's Bounty Manufacturing Corp., Nabarco Advertising Associates, Inc., Herbal Harvest, Inc., the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is the corporate seal of such corporation and that it was so affixed by order to the Board of Directors of such corporation; and that deponent signed deponent's name thereto by like order.




                                                        ---------------------
                                                        Notary Public

                                                                     Schedule 1
                                                                     ----------


                         NOTICE ADDRESSES OF GUARANTORS


              c/o NBTY, Inc.
              90 Orville Drive
              Bohemia, NY  11716
              Telecopy:  516-567-7148
              Attn:  Harvey Kamil

                                                                     Schedule 2
                                                                     ----------


                        DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK:

    Issuer                  Class of      Stock Certificate    No. of      % of
                             Stock*              No.           Shares    Pledged
-------------------         --------      -----------------    ------    -------

Nature's Bounty Inc.                             1                1        100%
Nature's Bounty, Inc.                                                      100%
Vitamin World, Inc.                              1              1,000      100%
Puritan's Pride, Inc.                            1              1,000      100%
Arco Pharmaceuticals, Inc.                       1                1        100%
Nature Wealth Nutrition                          1                1        100%
  Corporation
Fountain Publishing, Inc.                        1                1        100%
Omni Vitamin and                                 1                1        100%
  Nutrition Corp.
United Vitamin                                   1                1        100%
  Manufacturing Corp.
The Hudson Corporation                           2                1        100%
Good `N Natural                                  3                1        100%
  Manufacturing Corp.
Beautiful Visions,                               1                1        100%
  New York Corp.
Prime Natural Health                             1                1        100%
  Laboratories, Inc.
American Health, Inc.                            01               1        100%
Nature's Bounty                                   1               1        100%
  Manufacturing Corp.
Nabarco Advertising                               3               1        100%
  Associates, Inc.
Herbal Harvest, Inc.                              1               1        100%
Vitamin World Limited                            [ ]             [ ]        65%
Holland & Barrett                                [ ]             [ ]        65%


*   Common, unless otherwise indicated.

                                                                      Schedule 3
                                                                      ----------


                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings
                         -------------------------------

                            Suffolk County, New York
                         Secretary of State of New York




                          Patent and Trademark Filings
                          ----------------------------

                    United States Patent and Trademark Office




                      Actions with respect to Pledged Stock
                      -------------------------------------

                                      None


                                  Other Actions
                                  -------------

                                      None

                                                                      Schedule 4


       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


      Grantor                        Jurisdiction             Location
      -------                        ------------             --------

Nature's Bounty Inc.,
Nature's Bounty Inc.,                                       90 Orville Drive
Vitamin World, Inc.,                                        Bohemia, NY  11716
Puritan's Pride, Inc.
Arco Pharmaceuticals, Inc.
Natural Wealth Nutrition
 Corporation,
Fountain Publishing, Inc.,
Omni Vitamin and Nutrition Corp.,
United Vitamin Manufacturing Corp.,
The Hudson Corporation,
Good 'N Natural Manufacturing
 Corp.,
Beautiful Visions, New York Corp.,
Prime Natural Health Laboratories,
 Inc.,
American Health, Inc.,
Nature's Bounty Manufacturing
 Corp.,
Nabarco Advertising Associates,
 Inc.,
Herbal Harvest, Inc.

                                                                      Schedule 5
                                                                      ----------


                       LOCATION OF INVENTORY AND EQUIPMENT


            Grantor                                           Locations
            -------                                           ---------

                                                                      Schedule 6
                                                                      ----------



                        COPYRIGHTS AND COPYRIGHT LICENSES




                           PATENTS AND PATENT LICENSES




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 7
                                                                      ----------


                              EXISTING PRIOR LIENS

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of September [ ], 1997 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

         3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                                       [NAME OF ISSUER]



                                       By
                                         ---------------------------------------

                                       Title
                                             -----------------------------------

                                       Address for Notices:
                                                            --------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                       Fax:
                                           -------------------------------------

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement
                                              ----------------------------------


         ASSUMPTION AGREEMENT, dated as of _____________, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, NBTY, Inc. (the "Company"), certain of its Foreign Subsidiaries, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of September [ ], 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, the Company and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of September [ ], 1997 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

         WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. In furtherance of the foregoing, the Additional Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the Collateral now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional Grantor's Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the


------------------------
* Refer to each Schedule which needs to be supplemented.

Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS  ASSUMPTION  AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED  AND  INTERPRETED  IN  ACCORDANCE  WITH,  THE LAW OF THE  STATE OF NEW
YORK.


         IN  WITNESS  WHEREOF,   the  undersigned  has  caused  this  Assumption
Agreement to be duly executed and delivered as of the date first above written.

                                      [ADDITIONAL GRANTOR]



                                      By:
                                         -----------------------------
                                         Name:
                                         Title:

                                                                    EXHIBIT C TO
                                                  CREDIT AND GUARANTEE AGREEMENT


               [FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE]

                                                                          , 199
                                                                 ---------     -


[Name of Lender]
[Address of Lender]

Ladies and Gentlemen:

         Pursuant to subsection 2.5(d) of the Credit and Guarantee Agreement, dated as of September , 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit and Guarantee Agreement"; unless otherwise defined herein, terms defined in the Credit and Guarantee Agreement are used herein as therein defined), among NBTY, Inc. (the "Company"), the Foreign
Subsidiary Borrower (together with the Company, the "Borrowers"), the Lenders named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the undersigned, as Swing Line Lender under the Credit and Guarantee Agreement hereby acknowledges receipt from you on the date hereof of ______________ DOLLARS ($______) as payment for a participating interest in the following Swing Line Loan:

                  Date of Swing Line Loan:
                                                          --------------

                  Principal Amount of Swing Line Loan
                  Participating Interest:
                                                          --------------



                                               Very truly yours,

                                               THE CHASE MANHATTAN BANK



                                                By:
                                                   ------------------
                                                   Title:

                                                                              1
                                                                       EXHIBIT E
                                                                       ---------

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit and Guarantee Agreement, dated as of September , 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit and Guarantee Agreement"), among NBTY, Inc. (the "Company"), the Foreign Subsidiary Borrower (together with the Company, the "Borrowers"), the Lenders named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

         (1) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

         (2) The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their Subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         (3) The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the
Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 6.12(b) of the Credit Agreement.

         (4) The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         (5) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         (6) From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         (7) This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                 --------------------------

Name of Assignee:
                 --------------------------

Effective Date of Assignment:
                              -------------

  Credit                     Principal          Commitment Percentage Assigned
  Facility Assigned          Amount Assigned
                                $__________                __.________%

  -----------------          -----------------  --------------------------------

[Name of Assignee]                            [Name of Assignor]



By:                                           By:
Title:                                        Title:

     ------------------------------                 ----------------------------

Consented to:                                     Consented To:

The Chase Manhattan Bank, as Administrative       NBTY, INC.
Agent


By:                                               By:
Title:                                            Title:

  ------------------------------                    ----------------------------

Accepted:

The Chase Manhattan Bank, as Administrative
Agent



By:
Title:


  ------------------------------

                                                                  EXHIBIT F-1 TO
                                                  CREDIT AND GUARANTEE AGREEMENT


                       FORM OF OPINION OF MICHAEL C. DUBAN


                                                             September ___, 1997




The Chase Manhattan Bank, as Issuer
270 Park Avenue
New York, New York  10017


         We have acted as counsel to NBTY, Inc., a Delaware corporation (the "Borrower") and its Subsidiaries, in connection with (a) the Credit and Guarantee Agreement, dated as of September __, 1997 (the "Credit Agreement"), among the Borrower, Holland & Barrett Holdings Limited, as Foreign Subsidiary Borrower, the lenders named therein and The Chase Manhattan Bank, as Administrative Agent and (b) the other Loan Documents referred to in the Credit Agreement.

         The opinions expressed below are furnished to you pursuant to subsection 7.1(i)(i) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In arriving at the opinions expressed below,

         (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement and (2) the other Loan Documents listed on Schedule 1 attached hereto (the
Credit Agreement and such other documents being hereinafter referred to collectively as the "Transaction Documents");

         (b) we have examined unfiled copies of the financing statements listed on Schedule 2 (collectively, the "Financing Statements") naming the Borrower or one of its Subsidiaries as Debtor and the The Chase Manhattan Bank, as Administrative Agent as Secured Party and describing the Collateral (as defined in the Guarantee & Collateral Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the State of New York (the "Filing Collateral"), which we understand will be filed in the filing offices listed on Schedule 2 (the "Filing Offices"); and

         (c) we have  examined  such  corporate  documents  and  records  of the
Borrower and its Subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Borrower and its Subsidiaries and other Persons as we have deemed necessary or appropriate for the purposes of this opinion.

         In arriving at the opinions expressed below, we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic

The Chase Manhattan Bank                 2                    September __, 1997


copies.

         When our opinions expressed below are stated "to the best of our knowledge," we have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect.

         2. The Borrower and each other Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and each of the other Transaction Documents to which it is a party. The Borrower and each other Loan Party has taken all necessary corporate action to authorize the borrowing under the Credit Agreement on the terms and conditions of the Credit Agreement and the other Transaction
Documents, to grant the security interests contemplated by the Security Documents to which it is a party and to authorize the execution, delivery and performance of the Credit Agreement and the other Transaction Documents to which it is a party. Except for (a) consents, authorizations, approvals, notices and filings described on Schedule 3 attached hereto, all of which have been obtained, made or waived and are in full force and effect, and (b) the filings and recordings described on Schedule 2 attached hereto, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents or the perfection of the security interests created by the Security Documents (other than the performance and validity of the English Security Documents as to which we express no opinion).

         3. Each of the Credit Agreement and the other Transaction Documents (other than the English Security Documents) to which any Loan Party is a party has been duly executed and delivered on behalf of the Borrower and the other Loan Parties and constitutes a legal, valid and binding obligation of the Borrower or such Loan Party, enforceable against the Borrower in accordance with its terms.

         4. The execution and delivery of the Credit Agreement and the other Transaction Documents to which the Borrower and the other Loan Parties is a party, the performance by the Borrower and the other Loan Parties of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Borrower and the other Loan Parties and each of its Subsidiaries with any of the provisions thereof, all as provided therein,
(a) will not violate, or constitute a default under, any Requirement of Law or, to the best of our knowledge, any Contractual Obligations of the Borrower or of any of its Subsidiaries and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues, except the security interests created pursuant to the Loan Documents.

         5. To the  best  of our  knowledge,  no  litigation,  investigation  or

The Chase Manhattan Bank                 3                    September __, 1997


proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement or any of the other Transaction Documents, or (b) which could reasonably be expected to have adversely determined a Material Adverse Effect.

         6. The Borrower is not (i) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         7.(a) The provisions of the Guarantee and Collateral Agreement create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in the Pledged Stock and the Pledged Notes and the Proceeds (as those terms are defined in the Guarantee and Collateral Agreement).

         (b) The actions specified in subsections 7.1(m) and 7.1(t) of the Credit Agreement are all the actions necessary to perfect the security interest of the Administrative Agent for the benefit of the Lenders on the Pledged Stock and the Pledged Notes, and the security interest of the Administrative Agent for the benefit of the Lenders on the Pledged Stock and the Pledged Notes is a perfected security interest. Assuming the Administrative Agent acquired its interest in the Pledged Stock in good faith and without notice of any adverse claims and that each certificate evidencing shares of Pledged Stock is either in bearer form or registered form, issued or indorsed in the name of the Administrative Agent or in blank, the Administrative Agent acquired its security interest in the Pledged Stock free of adverse claims.

         (c) All of the shares of capital stock described on Schedule 2 to the Guarantee and Collateral Agreement have been duly authorized and validly issued, and are fully paid and nonassessable and represent the percentages of the issued and outstanding capital stock of the issuers thereof specified on Schedule 2 to the Guarantee and Collateral Agreement.

         8.(a) The provisions of the Guarantee and Collateral Agreement create in favor of the Issuer a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement).

         (b) The Administrative Agent upon filing of the Financing Statements in the Filing Offices will have a perfected security interest in the Filing Collateral for the benefit of the Lenders.

         Our opinions set forth in paragraphs 3, 7, and 8 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the law of the State of New York, the General Corporate Law of the State of Delaware and the Federal laws of the United States of America.

         This opinion has been rendered solely for your benefit and for the benefit the Lenders pursuant to Section 7.1(i)(i) of the Credit Agreement in connection with the Credit Agreement and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or

The Chase Manhattan Bank                 4                    September __, 1997


regulatory proceeding relating to the subject matter of this opinion.

                                            Very truly yours,

                                                                    Schedule 1
                                                                    ----------

                              TRANSACTION DOCUMENTS

                  1)       Guarantee and Collateral Agreement

                  2)       Notes

                  3)       English Security Documents

                                                                     Schedule 2
                                                                     ----------

                              FINANCING STATEMENTS


       State                                             Filing Office
       -----                                             -------------

New York                                                 Suffolk County

                                                         Secretary of State

                                                                      Schedule 3
                                                                      ----------



                      CONSENTS, AUTHORIZATIONS, APPROVALS,
                               NOTICES AND FILINGS




                                     [NONE]

                                                                      EXHIBIT G
                                                                      ---------


                                     FORM OF
                               CLOSING CERTIFICATE

         Pursuant to subsection 7.1 of the Credit and Guarantee Agreement, dated as of September __, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NBTY, Inc., a Delaware corporation (the "Company"), the Foreign Subsidiary Borrower and the Lenders named therein and The Chase Manhattan Bank as Administrative Agent, the undersigned, Executive Vice President of each Loan Party, hereby certifies as follows:

         1. The representations and warranties of each Loan Party set forth in the Credit Agreement and each of the other Loan Documents to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

         2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the extensions of credit requested to be made on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

         3. Harvey Kamil is and at all times since _______________, 199_, has been the duly elected and qualified [Assistant] Secretary of the each Loan Party and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

and  the  undersigned  Secretary of each Loan Party hereby certifies as follows:

         4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company or any of its Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of the Company or any of its Subsidiaries;

         5. Each Loan Party is a corporation duly incorporated, validly existing
     and  in  good  standing  under  the  laws  of  the   jurisdiction   of  its
     incorporation;

         6. (_) Attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of each Loan Party on September __, 1997; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Loan Parties now in force relating to or affecting the matters referred to therein;

            (_) attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company and the other Loan Parties as in effect at all times since April 3, 1996, to and including the date hereof; and

            (_) attached hereto as Exhibit C is a true and complete copy of the Certificate of Incorporation of the Company and the other Loan Parties as in effect at all times since April 3, 1996, to and including the date

                                                                               2
     hereof; and

         7. The following persons are now duly elected and qualified officers of the Company and the other Loan Parties, holding the offices indicated next to their respective names below, and such officers have held such offices with the Company and the other Loan Parties at all times since __________ __, 199_, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Credit Agreement and the other Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Credit Agreement or any such Loan Document:

             Name             Office                  Signature
             ----             ------                  ---------

         Harvey Kamil Executive Vice President      _______________

         Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

         IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.



NBTY, INC.                                  NBTY, INC.
NATURE'S BOUNTY INC.                        NATURE'S BOUNTY INC.
NATURE'S BOUNTY, INC.                       NATURE'S BOUNTY, INC.
VITAMIN WORLD, INC.                         VITAMIN WORLD, INC.
PURITAN'S PRIDE, INC.                       PURITAN'S PRIDE, INC.
ARCO PHARMACEUTICALS, INC.                  ARCO PHARMACEUTICALS, INC.
NATURAL WEALTH NUTRITION                    NATURAL WEALTH NUTRITION
  CORPORATION                                 CORPORATION
FOUNTAIN PUBLISHING, INC.                   FOUNTAIN PUBLISHING, INC.
OMNI VITAMIN AND NUTRITION                  OMNI VITAMIN AND NUTRITION
  CORP.                                       CORP.
UNITED VITAMIN MANUFACTURING CORP.          UNITED VITAMIN MANUFACTURING CORP.
THE HUDSON CORPORATION                      THE HUDSON CORPORATION
GOOD'N NATURAL MANUFACTURING CORP.          GOOD'N NATURAL MANUFACTURING CORP.
BEAUTIFUL VISIONS, NEW YORK CORP.           BEAUTIFUL VISIONS, NEW YORK CORP.
PRIME NATURAL HEALTH LABORATORIES           PRIME NATURAL HEALTH LABORATORIES
AMERICAN HEALTH, INC.                       AMERICAN HEALTH, INC.
NATURE'S BOUNTY MANUFACTURING               NATURE'S BOUNTY MANUFACTURING
  CORP.                                       CORP.
NABARCO ADVERTISING ASSOCIATES, INC.        NABARCO ADVERTISING ASSOCIATES,
                                              INC.
HERBAL HARVEST, INC.                        HERBAL HARVEST, INC.




By:                                         By:
   --------------------------------            ---------------------------------
   Name:                                       Name:
   Title:  Executive Vice President            Title: Secretary



Date:  September __, 1997

______________________, The undersigned [President] of each Loan Party hereby certifies the signature set forth on the signature line above for Harvey Kamil is such officer's true and genuine signature.



By:
   -----------------------
   Name:
   Title:  President

                                                                       EXHIBIT H
                                                                       ---------

                             FORM OF TAX CERTIFICATE


         Reference is hereby made to the Credit and Guarantee Agreement, dated as of September __, 1997, among NBTY, INC, the Foreign Subsidiary Borrower (as defined therein), the lenders parties thereto and The Chase Manhattan Bank, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to the provisions of
Section 4.11(b)(i)(B) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                              [NAME OF LENDER]



                                               By:
                                                  -------------------------
                                                Title:


Date: _________, 19___

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                          SOLVENCY CERTIFICATE OF NBTY


         Pursuant to subsection ____________ of the Credit Agreement dated as of September __, 1997 among NBTY, Inc., a Delaware corporation (the "Borrower"), the Foreign subsidiary Borrower and The Lenders named therein and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"; terms defined therein being used herein as therein defined), the undersigned Responsible Officer on behalf of the Borrower hereby, in his/her capacity as such and not individually, certifies as follows:

         I have undertaken certain analyses and procedures relating to the preparation of this Certificate. The procedures undertaken consisted of the following which, in my view, are sufficient for the purposes of rendering this Certificate.

         (i) Read the Credit Agreement and the accompanying schedules and annexes thereto.

         (ii)  Read the other Loan Documents and the Acquisition Documents.

         (iii) Read the  Indenture  for the  Subordinated  Debt and the  related
               Purchase   Agreement  with  Chase   Securities  Inc,  as  Initial
               Purchaser.

         (iv) Read the Confidential Information Memorandum dated August 1997 relating to the $50,000,000 Senior Secured Revolving Credit Facility.

         (v) Read the Confidential Offering Memorandum dated September __ 1997 relating to the Subordinated Debt.

         (vi) Performed a valuation using current standards of valuation including discounted free cash flow and comparable market multiples approaches, as a going concern after giving effect to the Holland & Barrett Acquisition and the other transactions contemplated by the Credit Agreement and the other Loan Documents, and the other Acquisition Documents.

         (vii) Read historical audited consolidated financial statements of the Company, for the fiscal year ended September 30, 1996 and of Holland & Barrett for the fiscal year ended June 30, 1997.

         (viii)Read unaudited consolidated interim financial results and the balance sheet and cash flow statement of each of NBTY for the fiscal periods ended March 31, 1997 and June 30, 1997.

         (ix) Caused to be visited by representatives of the Borrower, all of the facilities of the Borrower, Holland & Barrett and their Subsidiaries and discussed the results of such visits with such representatives, and spoke with operating and technical management.

         Based upon the foregoing, on the Closing Date and after giving effect to the Holland & Barrett Acquisition and to all indebtedness to be incurred or refinanced in connection therewith, including indebtedness incurred under the Credit Agreement and the Subordinated Debt, I am of the opinion, with respect to the Borrower, on a consolidated basis, that:

         (1) the aggregate value of the Borrower's assets, at fair value and present fair saleable value exceeds (i) its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) and (ii) the amount required to pay such liabilities as they become absolute and mature;

         (2) the Borrower has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and mature; and

         (3) the Borrower does not have an unreasonably small amount of capital with which to conduct its business.

         In evaluating the foregoing, the subject phrases and the definitions ascribed thereto are as follows:

         "AGGREGATE VALUE OF THE BORROWER'S ASSETS" - All assets of the Borrower recorded on a consolidated basis. Such assets shall include all current assets, all fixed assets such as property, plant, and equipment and all intangible assets including contracts, tradenames, trademarks, patents, non-compete agreements and other intangible assets including those in the nature of goodwill and going concern value.

         "FAIR VALUE" - The total amount at which the property of the Borrower recorded on a consolidated basis, would likely sell as part of a going concern and for continued use as part of a going concern, within a commercially reasonable period of time, between one or more willing buyers and a willing seller with neither party being under any compulsion to buy or sell and with all parties having reasonable knowledge of all facts.

         "PRESENT FAIR SALEABLE VALUE" - The price that could be obtained by an independent willing seller from an independent willing buyer with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises.

         "DEBTS AND LIABILITIES (INCLUDING CONTINGENT, SUBORDINATED, UNMATURED AND UNLIQUIDATED LIABILITIES)" - The pro forma debts and liabilities of the Borrower, as of June 30, 1997, including all fees and expenses and the principal amount of all indebtedness being incurred in connection with the Holland & Barrett Acquisition (including indebtedness incurred under the Credit Agreement and the Subordinated Debt) and the Borrower's estimated amount of reasonably anticipated liabilities that may result from contingencies, which liabilities may or may not meet the criteria for accrual under FAS No. 5 and, therefore, may not be included in liabilities under GAAP, including (i) pending litigation, asserted claims and assessments, guarantees and other contingent liabilities, including employee benefit plan liabilities relating to retiree benefits identified to us by Responsible Officers of the Borrower, as well as (ii) contingent liabilities relating to environmental matters identified to us by Responsible Officers of the Borrower.

         IN WITNESS WHEREOF, the undersigned has hereunto set his name on behalf of the Borrower this ____ day of September, 1997.


                                             NBTY, INC.



                                             By:
                                                -----------------------------
                                                Name:
                                                Title: